                                                                   Exhibit 10.25


                                OPTION AGREEMENT
                                ----------------

         This Option Agreement ("Agreement"), dated for reference purposes as of April 30, 2003, is entered into by and between HINES NURSERIES, INC., a California corporation ("Optionor"), and TRIAD COMMUNITIES, L.P., a California limited partnership ("Optionee").

                                    RECITALS
                                    --------

         A. Optionor is the owner of certain real property ("Property"), consisting of approximately one hundred sixty-eight (168) gross acres, located in the City of Vacaville ("City"), Solano County ("County"), California, also known as Assessor's Parcel Number 0128-050-070-01, and more particularly described in Exhibit "A" and generally depicted on the Site Plan attached hereto as EXHIBIT "B". The term "Property" as used in this Agreement shall include all rights, entitlements, governmental approvals, privileges, easements and appurtenances owned by Optionor and benefiting such real property, including, without limitation, all mineral and water rights, development rights and all easements, rights-of-way and other appurtenances owned by Optionor used in or connected with the beneficial use of such real property, but excluding any licenses, permits and/or approvals relating to the right to operate a nursery facility on the Property.

         B. Optionee desires to obtain an option to purchase the Property from Optionor, and Optionor is willing to grant an option to Optionee to purchase the Property pursuant to the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

                                    AGREEMENT
                                    ---------

         1. OPTION. Optionor hereby grants to Optionee and Optionee shall have the right and option, but not the obligation, to purchase the Property from Optionor upon the terms and subject to the conditions set forth in this Agreement ("Option") during the Option Term (as hereinafter defined). For the purposes of this Agreement, the date on which the last party executes this Agreement and delivers it to the other party shall hereinafter be referred to as the "Commencement Date."

         2. OPTION TERM. The Option created by this Agreement shall commence on the date both parties execute this Agreement, and shall continue until MARCH 1, 2005, expiring at 5:00 p.m. on such date ("Option Term"), or earlier if this Option is terminated or deemed to have expired pursuant to the provisions set forth in this Agreement. Optionee's right to acquire the Property following the exercise of the Option is subject to the terms and conditions contained herein, including, without limitation Section 13(b)(i).

         3. OPTION CONSIDERATION. As consideration for the granting of this Option by Optionor, Optionee shall pay Optionor the following sums:

                  (a) Upon the opening of Escrow (as hereinafter defined), Optionee shall deliver the amount of One Thousand Dollars ($1,000.00) as non-refundable option consideration in immediately available funds, directly to Optionor.

                  (b) As additional option consideration, Optionee shall deliver directly to Optionor to following sums at the times specified below:

----------------------------------------- --------------------------------------

             Time for Payment                 Additional Option Consideration
             ----------------                 -------------------------------
----------------------------------------- --------------------------------------

June 10, 2003                                            $ 50,000
----------------------------------------- --------------------------------------

September 1, 2003                                        $100,000
----------------------------------------- --------------------------------------

December 1, 2003                                         $125,000
----------------------------------------- --------------------------------------

July 1, 2004                                             $125,000
----------------------------------------- --------------------------------------

October 1, 2004                                          $150,000
----------------------------------------- --------------------------------------

January 3, 2005                                          $200,000
----------------------------------------- --------------------------------------

         All monetary sums paid to Optionor by Optionee pursuant to this Section 3 shall be collectively referred to as the "Option Consideration" under this Agreement and shall be consideration for the granting of this Option and for Optionor's forbearance in keeping the Property off the market as long as the Option is in effect. Except as expressly provided in this Agreement, the Option Consideration shall be the sole and absolute property of Optionor when due and shall not be refunded in the event Optionee does not exercise this Option or this Option terminates as provided in this Agreement. Delivery of the Option Consideration shall require actual delivery of immediately available funds to Optionor, at its address for notices, as provided in this Agreement, on or before 5:00 p.m. on the date that the applicable payment of Option Consideration is due (subject to Section 24 below). In the event Optionee exercises the Option as provided by this Agreement, the Option Consideration shall be credited against the Purchase Price. Optionee's obligation to pay Option Consideration shall immediately terminate as to any future installments of Option Consideration upon Close of Escrow, termination of the Option, or expiration of the Option Term.

         4. EXERCISE OF OPTION. Optionee may exercise this Option only by delivering to Optionor and Escrow Holder written notice of its irrevocable exercise of the Option ("Option Notice") at any time prior to the expiration of the Option Term.

         5. TERMINATION OF OPTION. The Option shall terminate upon the occurrence of any one or more of the following events:

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                  (a) Failure of Optionee to timely exercise the Option in
accordance with the terms and conditions of this Agreement;

                  (b) Except as provided in subsection (c) below, upon Optionee's failure to comply with any of the terms and conditions of this Agreement within ten (10) business days following Optionee's receipt of written notice (as provided in Section 28 below) from Optionor;

                  (c) Upon Optionee's failure to pay any payment of Option Consideration within five (5) business days following Optionee's receipt of written notice (as provided in Section 28 below) from Optionor;

                  (d) Upon any event set forth in this Agreement which provides for the termination and/or cancellation of Optionee's right to purchase the Property after Optionee exercises the Option; or

                  (e) The expiration of the Option Term.

Upon termination of the Option, the Escrow Holder shall automatically record the Quitclaim Deed in the Solano County Recorder's Office in accordance with Section 25 below without further instructions from the parties.

         6. PURCHASE PRICE. The purchase price ("Purchase Price") for the Property shall be Fifteen Million One Hundred Thousand Dollars ($15,100,000.00).

         7. PAYMENT OF PURCHASE PRICE. On or before the Close of Escrow (as hereinafter defined), Optionee shall deposit with Escrow Holder, in immediately available funds, monies equal to the Purchase Price which shall be paid to Optionor at Close of Escrow plus Optionor's share of closing costs as set forth in this Agreement. At the Close of Escrow, the Option Consideration shall be credited to the Purchase Price.

         8. ESCROW. Within five (5) business days after the Commencement Date, Optionee shall open an escrow ("Escrow") with First American Title Insurance Company, 1355 Willow Way, Suite 100, Concord, California, 94520, ("Escrow Holder"), and shall deposit with Escrow Holder an original of this Agreement. Optionee and Optionor agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement. Any such instructions shall not conflict with, amend or supersede any portion of this Agreement. This Agreement shall be a part of such escrow instructions. If there is any inconsistency between such instructions and this Agreement, this Agreement shall control.

         9. DETERMINING BOUNDARIES OF PHASES. The Property shall be designated into three (3) separate phases as set forth below. The maximum amount of acreage contained within the Phase I Property shall be twenty (24) acres. Optionee shall designate the boundaries of the Phase I Property from the acreage set forth on the Site Plan attached hereto as EXHIBIT "C" (the "Potential Phase I Property"). Optionee shall designate the actual Phase I Property by giving Optionor written notice on or before MARCH 1, 2004, and such designated property shall become the Phase I Property on the License Agreement attached hereto as EXHIBIT "E" ("License Agreement"). All of the real property within the Potential Phase I Property which is not included within the actual Phase I Property shall be

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combined with that portion of the Phase II Property described on EXHIBIT "C-1"
attached hereto, and when combined, shall constitute the Phase II Property and depicted in the License Agreement. All of the remaining real property shall be designated as the Phase III Property on the License Agreement.

         10. CLOSE OF ESCROW. For the purpose of this Agreement, "Close of Escrow" shall be defined as the date that the Grant Deed (as hereinafter defined) is recorded in the Official Records of the County. The Close of Escrow shall occur on APRIL 1, 2005. Following the Close of Escrow, Seller shall retain possession of the Property subject to the terms, conditions and obligations in the License Agreement.

         11. CONDITIONS OF TITLE. At the Close of Escrow, the Property shall be conveyed to Optionee by a standard California grant deed ("Grant Deed") in the form customarily used by First American Title Company ("Title Company") and Title Company shall be irrevocably committed to issue its standard form American Land Title Association ("ALTA") Policy of Title Insurance ("Title Policy") to Optionee showing fee title to the Property vested in Optionee subject only to
(a) a lien to secure payment of real estate taxes, bonds and assessments, not delinquent; (b) the lien of supplemental taxes, not delinquent; and (c) exceptions to title created by Optionee and/or approved and/or accepted by Optionee prior to the expiration of the Option Term, and (d) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property (collectively, "Approved Conditions of Title"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price. Optionor shall pay for the expense of the Title Policy, other than any endorsements requested by Optionee, and other than the incremental increase in premium of the ALTA policy over a CLTA Owner's Policy of Title Insurance and any survey costs.

         12. OPTIONEE'S DUE DILIGENCE.

                  (a) TITLE. Prior to the expiration of the Option Term Optionee shall have the right in its sole and absolute discretion to approve any and all matters of and exceptions to title of the Property, including the legal description, as disclosed by the following documents and instruments (collectively, "Title Documents"): (A) a preliminary report ("Preliminary Report") issued by Escrow Holder with respect to the Property and all matters referenced therein; and (B) legible copies of all documents, referred to in such Preliminary Report. Optionor shall cause Escrow Holder to deliver the Title Documents to Optionee within fifteen (15) calendar days following the Commencement Date.

                  (b) INSPECTIONS AND STUDIES. Until expiration of the Option Term Optionee shall have the right to review and approve in its sole and absolute discretion the (A) Documents and Materials (as hereinafter defined), and (B) conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, general plan, the political development climate, market research for the Property, building codes and other governmental regulations, architectural inspections, municipal service (all utilities), engineering tests, economic feasibility studies, soils, seismic and geologic reports and environmental testing) with respect to the Property as Optionee may elect to make or maintain, provided that Optionee does not materially interfere with the nursery operations on the

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Property. Optionee shall give Optionor at least seventy-two (72) hours notice prior to any entry onto the Property and the general purpose of such entry. Such notice may be verbal and shall be directed to the general manager at the Property. The cost of any such inspections, tests and/or studies shall be solely borne by Optionee.

                  Until expiration of the Option Term, Optionee, its agents, contractors and subcontractors shall have the right to enter upon the Property at reasonable times during ordinary business hours to make any and all inspections and tests as may be necessary or desirable in Optionee's sole judgment and discretion, provided that (A) Optionee does not materially interfere with the nursery operations on the Property; (B) Optionee returns the Property to substantially its original condition; and (C) Optionee complies with all applicable laws, statutes, and ordinances in entering the Property and performing the investigations. Optionee shall indemnify, defend and hold Optionor and the Property harmless from any and all damage arising out of, connected with or incidental to the work or activities conducted on the Property by Optionee, its agents, contractors and/or subcontractors, including any injuries to persons (including death) or property (real or personal), or mechanics', workers' or other liens on the Property, but excepting liability which results from the release of pre-existing toxic or Hazardous Materials on or about the Property resulting from normal environmental testing procedures (unless such release is solely the result of Optionee's gross negligence or willful misconduct). This obligation shall survive the Close of Escrow or termination of this Agreement.

                  Prior to any entry on to the Property by Optionee or its agents, contractors, subcontractors or employees, Optionee shall deliver to Optionor an endorsement to Optionee's commercial general liability insurance policy which evidences that Optionee is carrying a commercial general liability insurance policy with a financially responsible insurance company acceptable to Optionor, covering (i) the activities of Optionee, and Optionee's agents, contractors, subcontractors and employees on or upon the Property, and (ii) Optionee's indemnity obligations set forth in this Agreement. Such endorsement shall evidence that such insurance policy shall have a per occurrence limit of at least Two Million and No/100ths Dollars ($2,000,000.00) and an aggregate limit of at least Three Million and No/100ths Dollars ($3,000,000.00), shall have a deductible of not more than $500,000.00 (which shall be paid for by Optionee), shall name Optionor as an additional insured, shall be primary and non-contributing with any other insurance available to Optionor and shall contain a full waiver of subrogation clause. Optionee and all of its agents and consultants prior to entry shall also be obligated to obtain customary and adequate worker's compensation insurance as required by law and deliver proof of same to Optionor.

                  If Optionee does not timely exercise the Option, Optionee shall deliver to Optionor, upon request of Optionor, true and complete copies of copies of any and all environmental assessment reports and other environmental reports, soils reports, seismic and geologic reports, drainage studies and copies of all other studies, reports or tests related to the physical development of the Property Optionee caused to be performed pursuant to its inspection rights set forth in this section (the "Physical Studies"). Optionee shall deliver such documents without representation or warranty as to accuracy or correctness. The Physical Studies shall specifically exclude any studies, tests or simulations related to Optionee's approach to the research, development and marketing of residential communities (the "Proprietary Studies"), and Optionee shall have no obligation to provide copies of such Proprietary Studies to Optionor. Optionee shall retain ownership of the Physical Studies and the Proprietary Studies. Optionor is hereby authorized to contact each consultant who has prepared any of the Physical Studies for the purpose of obtaining permission from such consultant to rely upon the substance of the Physical Studies, and Optionee agrees to cooperate with Optionor in obtaining such permission, at no cost to Optionee.

                  (c) ENTITLEMENTS. Prior to expiration of the Option Term, Optionee shall use commercially reasonable efforts to seek entitlements to develop the Property as a residential community, containing approximately 377 or more single-family units. At all times following the Commencement Date, and continuing to the Close of Escrow or other termination of this Agreement, Optionee shall have the right, at Optionee's sole cost and expense, to apply with all appropriate governmental and quasi-governmental entities for approvals of Optionee's development plans for the Property. Such right shall include the ability to take all reasonable steps necessary to obtain the requisite approvals, including, but not limited to, obtaining all permits, licenses or other governmental or quasi-governmental approvals which Optionee deems desirable and appropriate in connection with Optionee's proposed development of the Property, as well as obtaining infrastructure agreements with adjoining landowners (hereinafter collectively referred to as the "Entitlements"). As an element of the Entitlements, Optionee shall obtain written assurances from the City that Optionor will be allowed to continue its nursery operations on the Property during the term of the License Agreement as a legal nonconforming use. Optionee shall not seek any Entitlements that would materially interfere with Optionor's right to under the License Agreement. Optionor agrees to cooperate with Optionee in the processing and obtaining the requisite Entitlements at no material cost to Optionor, and subject to the provisions of this section, shall execute, upon request of Optionee, any and all applications, maps (including, without limitation, any large lot tentative map), documents and agreements which are reasonably necessary to accomplish such purposes, including the appointment of Optionee as agent for Optionor for the purpose of development of the Property. Optionee shall notify Optionor in writing of all public hearings which concern issues which could directly or indirectly affect the Property. Nothing herein shall obligate Optionee to pursue Entitlements for the Property in the event Optionee elects not to exercise the Option or the Option terminates.

         In no event shall any of the Entitlements sought by Optionee, other than a large lot final subdivision map, vesting tentative map, rezoning, amendment of the existing community plan, and a development agreement (provided that Optionor shall be given the right in any development agreement to cancel same if Optionee does not acquire title to the Property), be effective or binding against the Property until the Close of Escrow.

         The parties acknowledge that Optionee and/or affiliates of Optionee have or may acquire interests in or obtain purchase or option rights with respect to certain property adjacent to the Property, which adjacent property is described on EXHIBIT "D" attached hereto (the "Adjoining Property"). Optionee hereby covenants and agrees for itself and its affiliates that neither Optionee nor any affiliate will pursue, process or obtain any Entitlements with respect to the Adjoining Property unless the Property is also entitled as part of an integrated plan for the development of both the Property and the Adjoining Property. Any such integrated plan of development for the Property and the Adjoining Property shall provide that the owner of the Property shall be entitled to develop a number of single-family residential units no less than the

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greater of (i) 377 or (ii) the sum of 377 plus 33.3% of the total number of single-family residential units which may be developed on both the Property and the Adjoining Property in excess of 1,277.

         13. CONDITIONS TO CLOSE OF ESCROW.

                  (a) CONDITIONS TO OPTIONEE'S OBLIGATIONS. After Optionee's timely exercise of the Option, the Close of Escrow and Optionee's obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Optionee's written waiver thereof) which are for Optionee's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

                           (i) TITLE INSURANCE. As of the Close of Escrow, Title
Company shall have issued or shall have irrevocably committed to issue the Title Policy to Optionee and Optionor.

                           (ii) OPTIONOR'S OBLIGATIONS. As of the Close of
Escrow, Optionor shall have timely performed all of the material obligations required to be performed by Optionor under this Agreement.

                           (iii) OPTIONOR'S REPRESENTATIONS. All representations
and warranties made by Optionor to Optionee in this Agreement shall be materially true and correct in all material respects as of the Close of Escrow.

                  (b) CONDITIONS TO OPTIONOR'S OBLIGATIONS. The Close of Escrow and Optionor's obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions (or Optionor's written waiver thereof) which are for Optionor's sole benefit, on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:

                           (i) OPTIONEE'S OBLIGATIONS. As of the Close of
Escrow, Optionee shall have timely performed all of the material obligations required to be performed by Optionee under this Agreement.

                           (ii) OPTIONEE'S REPRESENTATIONS. All representations
and warranties made by Optionee to Optionor in this Agreement shall materially be true and correct as of the Close of Escrow.

                           (iii) CLOSING DATE. The Close of Escrow shall occur
on or before the Closing Date.

                           (iv) FUNDS. Escrow Holder holds and will deliver to
Seller the documents and funds accruing to Seller pursuant to the terms of this Agreement.

                  (c) FAILURE OF CONDITION TO CLOSE OF ESCROW. In the event any of the conditions set forth in Sections 13(a) or 13(b) are not timely satisfied or waived by the appropriate benefited party, for reasons other than the material default of Optionee or Optionor, this Agreement shall terminate, and the party shall have no further obligations hereunder except as specifically set forth in this Agreement.

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         14. DEPOSITS BY OPTIONOR. Unless otherwise provided in this Section, at least one (1) business day prior to the Close of Escrow for the Property, Optionor shall deposit with Escrow Holder the following documents:

                  (a) GRANT DEED. The Grant Deed, duly executed and acknowledged in recordable form by Optionor, conveying fee title to the Property to Optionee subject only to the Approved Conditions of Title.

                  (b) GENERAL ASSIGNMENT. The General Assignment of Contracts, Agreements, Plans, Permits Licenses and Approval, duly executed in the form attached hereto as EXHIBIT "F".

                  (c) LICENSE AGREEMENT. The License Agreement, duly executed in the form attached hereto as EXHIBIT "E" ("License Agreement").

                  (d) FIRPTA CERTIFICATE. A certification, acceptable to Escrow Holder and duly executed by Optionor under penalty of perjury setting forth Optionor's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder ("FIRPTA Certificate").

                  (e) CALIFORNIA FRANCHISE TAX WITHHOLDING. Evidence satisfactory to Optionee and Escrow Holder that Optionor is exempt from the provisions of Section 18805 and 26131 of the California Revenue and Taxation Code, as amended, and that neither Optionee nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.

                  (f) PROOF OF AUTHORITY. Subject to Section 36(l) below, at such times as are requested by Escrow Holder, such proof of Optionor's authority and authorization to enter into this Agreement and consummate the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Optionor as may be reasonably required by Escrow Holder and/or Optionee.

                  (g) LIEN AFFIDAVITS. Any lien affidavits that there are no parties in possession and/or a mechanic's lien indemnification as may be required by Escrow Holder in order to issue the Title Policy, excluding any liens which were not caused by or under work contracted for by Optionor.

         15. DEPOSITS BY OPTIONEE. Optionee shall deposit or cause to be deposited with Escrow Holder no later than 9:00 a.m. on the Closing Date (a) the funds which are to be applied towards the payment of the Purchase Price (as adjusted by the prorations and credits hereinafter provided); (b) the executed License Agreement; and (c) the executed General Assignment. Notwithstanding anything herein to the contrary, after Optionee makes the option consideration payment on September 1, 2003 in accordance with Section 3(b) above, Optionee shall be entitled to give Optionor written demand to deposit all documents with Escrow Holder which are necessary for the Close of Escrow to occur as required under the Option Agreement. Such documents executed by Optionor shall only be used by Escrow Holder in accordance with the terms of this Agreement, such that Optionor has fully performed all obligations under this Agreement and all future performance is unilateral with respect to the Optionee.

         16. COSTS AND EXPENSES. Except as otherwise specified in this Agreement, Optionor and Optionee shall equally divide all escrow and title costs, including: (a) documentary transfer tax; (b) all escrow fees and costs; and (c) any document recording charges. Notwithstanding the foregoing, Optionor shall pay all fees and costs associated with the removal of any liens or deeds of trust encumbering the Property, excluding non-delinquent real property taxes and assessments. Optionee and Optionor shall each pay all legal and professional fees and fees of other consultants incurred by Optionee and Optionor, respectively.

         17. CANCELLATION FEES. If the Escrow fails to close by reason of the default of either Optionee or Optionor, the defaulting party shall pay the Escrow Holder's fees and charges. If the Escrow fails to close for any reason other than Optionee's or Optionor's default hereunder, Optionee shall pay the Escrow Holder's and Title Company's fees and cancellation charges.

         18. PRORATIONS.

                  (a) TAXES/ASSESSMENTS. All non-delinquent real estate taxes and non-delinquent assessments on the Property shall be prorated as of 11:59 p.m. on the day prior to the Close of Escrow based on the actual current tax bill, but if such tax bill has not yet been received by Optionor by the Close of Escrow, then the current year's taxes shall be deemed to be one hundred two percent (102%) of the amount of the previous year's tax bill for the Property. All delinquent taxes and all delinquent assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Optionor. All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow shall be paid promptly by Optionor to Optionee in immediately available funds.

                  (b) OTHER EXPENSES. All other expenses for the Property shall be prorated as of 11:59 p.m. on the day prior to the Close of Escrow between the parties based upon the latest available information.

                  (c) CORRECTIONS. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

         19. REVIEW OF DOCUMENTS AND MATERIALS. Within fifteen (15) calendar days following the Commencement Date, Optionor shall deliver to Optionee, at Optionor's sole cost and expense, copies of the following documents and materials (collectively, "Documents and Materials") which are in the possession of Optionor (except subparagraph (b)). Optionor shall also use Optionor's reasonable efforts to obtain and deliver to Optionee during such fifteen (15) day period any Documents and Materials in the possession of Optionor's agents. All Documents and Materials delivered to Optionee shall be returned to Optionor if Optionee fails to acquire the Property pursuant to this Agreement.

                  (a) LICENSES. Any and all licenses, permits and agreements affecting or relating to the ownership, subdivision, possession or development of the Property.

                  (b) GOVERNMENTAL CORRESPONDENCE. Copies of all applications and correspondence or other written communications to or from any governmental or quasi-governmental entity, department or agency for the past three (3) years relating to the Property shall be available for inspection by Optionee at the Property during regular business hours upon at least twenty-four (24) hours notice.

                  (c) SURVEYS. Copies of the most recent survey(s), if any, pertaining to the Property or any portion thereof.

                  (d) MAPS. Any and all tentative, parcel and/or final maps, development plans, site plans, building permits, certificates of occupancy, specifications or any other governmental approvals or processed documents relating to the subdivision or development of the Property.

                  (e) REPORTS. Any and all reports, projections, studies or other documents or written information pertaining to the Property.

                  (f) TAX STATEMENTS. Any and all property tax statements pertaining to the Property for the past three (3) years.

                  (g) STUDIES. Any and all soils reports, engineering data, environmental reports and any other data or studies pertaining to the Property or any portion thereof.

                  (h) OTHER DOCUMENTS. Any other documents or materials relating, directly or indirectly, to the Property which Optionee reasonably requests.

Any information provided or to be provided by Optionor or Optionor's agents with respect to the Property is solely for Optionee's convenience and was or will be obtained from a variety of sources and may have been prepared by third parties and may not be the work product of Optionor. Optionor has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information provided, however, as set forth in Section 22(h) below, to Optionor's actual knowledge all documents delivered to Optionee by Optionor are true and correct copies of such documents.

         20. CONDITION AND INSPECTION OF PROPERTY. Except as otherwise expressly set forth in this Agreement, neither Optionor nor any of its employees, agents, principals, officers, directors, members, partners, attorneys or consultants has made any representations, guaranties, promises, statements, assurances or warranties, express or implied, as to the suitability for any purpose or the profitability of owning and operating the Property, the physical or environmental condition thereof, the rentals, income or expenses thereof, the actual acreage of the Property, the zoning thereof, the existence, necessity or satisfaction of any local, state or federal approvals or permits for the development or use thereof, the existence or status of entitlements relating thereto, or any other past, present or future matter whatsoever. Optionee acknowledges that, except as otherwise expressly set forth in this Agreement, no representations or warranties have been made by Optionor, and that with the aid of such independent expert advice as Optionee deems appropriate, Optionee has and/or will have inspected and/or satisfied itself as to the condition of, and performed whatever due diligence it deems necessary with respect to, the Property, and with the exception of such express representations and warranties of Optionor, the Property is being purchased "AS-IS"/"WHERE-IS" with all faults, without representation or warranty, express or implied, regarding the condition of the Property.

         Optionee, from and after the Close of Escrow, hereby waives, releases, remises, acquits and forever discharges Optionor, its members, directors, officers, shareholders, employees, and agents, and their respective shareholders, officers, directors, heirs, successors, personal representatives and assigns, of and from any and all environmental claims, liability, expenses, fees, costs or penalties and from any and all actions, suits, legal or administrative orders or proceedings, demands, actual damages, punitive damages, loss, costs, liabilities and expenses, which concern or in any way relate to the physical or environmental conditions of the Property, any other aspect of the Property, the existence of any Hazardous Substance thereon, the release or threatened release of Hazardous Substances therefrom or from any other conditions, actions or injuries on or about the Property, whether existing or occurring prior to, at or after the Close of Escrow. It is the intention of the parties pursuant to this release that any and all responsibilities and obligations of Optionor, and any and all rights, claims, rights of action, causes of action, demands or legal rights of any kind of Optionee, its successors, assigns or any affiliated entity of Optionee, arising by virtue of the physical or environmental condition of the Property, any other aspect of the Property, the existence of any Hazardous Substance thereon, any release or threatened release of Hazardous Substances therefrom, or from any other conditions, actions or injuries on or about the Property, whether existing or occurring prior to, at or after the Close of Escrow, are by this release provision waived and declared null and void and of no present or future force and effect as to the parties. Optionee expressly agrees to waive any and all rights which said party may have under Section 1542 of the California Civil Code which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                                    ___________________
                                    OPTIONEE'S INITIALS

Notwithstanding the foregoing, the provisions of the previous paragraph shall not apply to the representations and warranties of Optionor made pursuant to
Section 22 below, or to any contamination of the Property arising from the activities of Optionor upon the Property after the Close of Escrow pursuant to the terms of the License Agreement.

         21. ENVIRONMENTAL INSURANCE POLICY. Subject to the terms and condition set forth below, Optionor and Optionee shall use commercially reasonable efforts to obtain a commitment for an environmental insurance policy from AIG with coverage, endorsements and terms acceptable to the parties (the "Environmental Policy"). The Environmental Policy shall be for coverage of not less than Five Million Dollars ($5,000,000.00) and the term of the coverage shall be for a minimum period of ten (10) years. Optionee shall be solely responsible for paying (i) any deductible under the Environmental Policy; provided, however, in no event shall the deductible when combined with any co-payment amounts exceed Two Hundred Fifty Thousand Dollars ($250,000.00); and (ii) all costs to name another entity as an additional named insured to the Environmental Policy in the future. The Environmental Policy shall name Optionee as an additional insured or a co-insured, and shall include coverage for liability arising from sales to homebuyers. The parties shall equally split the premium charges for the Environmental Policy; provided, however, in no event shall the premium for the Environmental Policy exceed Two Hundred Thousand Dollars ($200,000.00), unless Optionee elects to pay for the additional premium over such amount at its sole cost. Optionee acknowledges that its contractors shall be required purchase professional liability insurance with a minimum limit of Five Million Dollars ($5,000,000.00) each claim and annual aggregate. Such insurance coverage should include Optionee's interest in joint ventures, if applicable, punitive damages coverage (where not prohibited by law), limited contractual liability, retroactive date prior to work, and extended reporting period of thirty-six (36) months. If the parties agree on the form and content of the Environmental Policy, they shall purchase the policy on or before AUGUST 1, 2003 and each party shall be responsible for paying one-half (1/2) of the premium for the Environmental Policy at such time.

         22. OPTIONOR'S REPRESENTATIONS AND WARRANTIES.

                  (a) SCOPE OF REPRESENTATIONS. In consideration of Optionee entering into this Agreement and as an inducement to Optionee to purchase the Property, Optionor makes the following representations and warranties which are being relied on by Optionee, but are subject to the following restrictions and limitations. Each of the representations and warranties are being made to the best of Optionor's actual knowledge as of the date of this Agreement without any investigation or duty to investigate, and based upon the laws, statues and regulations in effect on the date of this Agreement. Optionor shall have no duty to update its representations or warranties with respect to any modification to existing laws or any adoption of new laws. The use of the term "actual knowledge of Optionor" or any variation thereof in this Agreement shall mean and is limited to the actual knowledge of DAVE FUJINO, JEFF NULL, and GERALD TAYLOR and shall not include any notice or knowledge that may be imputed or constructively attributed to Optionor, nor shall the use of such phrase imply that any special inquiry or investigation has been undertaken by Optionor with respect to the subject matter of the representation qualified by such phrase. DAVE FUJINO, JEFF NULL, and GERALD TAYLOR shall have no personal liability with respect to any liability or obligation of Optionor. Optionor represents and warrants that DAVE FUJINO and JEFF NULL are the individuals most knowledgeable about the matters which are the subject of the representations and warranties set forth in this Agreement. A representation or warranty shall only be deemed material to Optionee in the event that any information which differs from the applicable representation hereunder would have a substantial adverse impact, financial or otherwise, on Optionee's proposed use of the Property for development as residential for sale housing. If any information relating to a representation is not material to Optionee, then (i) Optionee cannot rely on such representation or warranty; (ii) Optionor shall not be in breach of the applicable representation or warranty; and (iii) Optionor shall have no liability for any inaccuracy. All representations and warranties hereunder shall automatically expire on the later of two (2) years following the Close of Escrow or for each respective parcel of the Property (as described in the License Agreement) eighteen (18) months following the date that Buyer obtains possession of each parcel of the Property pursuant to the various phases described in the License Agreement; provided however, nothing herein shall modify Optionor's obligations to use the Property in accordance with the terms of the License Agreement following the Close of Escrow.

                           (i) AUTHORITY. Subject to Section 36(l) below,
Optionor has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Optionor is requisite to the valid and binding execution, delivery and performance of this Agreement.

                           (ii) PROCEEDINGS. Except as otherwise disclosed in
writing to Optionee, including without limitation, the delivery of any document to Optionee, to Optionor's actual knowledge, there are no actions, suits, proceedings or governmental investigations pending or threatened against or affecting the Property, in law or equity. In addition, there are no pending, or to Optionor's actual knowledge, threatened, suits, actions, proceedings, orders or judgments affecting Optionor which would materially affect Optionor's ability to perform its obligations under this Agreement or the documents executed in connection herewith.

                           (iii) COMPLIANCE WITH LAWS. Except as otherwise
disclosed in writing to Optionee, including without limitation, the delivery of any document to Optionee, the Optionor has received no written notice, and to the Optionor's actual knowledge there are no violations of any applicable law, ordinance, rule, regulation or requirement of any governmental agency, body or subdivision affecting or relating to the Property, including, without limitation, any subdivision, building, use or environmental law, ordinance, rule, requirement or regulation.

                           (iv) CONDEMNATION. To Optionor's actual knowledge,
there are no pending or threatened proceedings in eminent domain or otherwise related to the acquisition of all or a portion of the Property by a governmental or quasi-governmental agency which would affect the Property or any portion thereof. In the event that there is a subsequent condemnation action commenced against the Property (as to which Optionor did not have actual knowledge at the time this Agreement was executed), the provisions of Section 27 shall govern, and not the provisions of this Section 22.

                           (v) NO PRIOR TRANSFERS. Optionor has not previously
sold, transferred or conveyed the Property and Optionor has not entered into any executory contracts for the sale of the Property (other than this Agreement), nor do there exist any rights of first refusal or options to purchase the Property which have been consented to or created by Optionor.

                           (vi) BINDING. This Agreement, and all documents to be
executed by Optionor hereunder shall, subject to the operation of any applicable bankruptcy or similar laws, be the legal, valid and binding obligations of Optionor, and at the Close of Escrow shall not materially violate any provisions of any agreement, order or decree to which Optionor is a party or is subject.

                           (vii) HAZARDOUS SUBSTANCES. As part of Optionor's
nursery operations, Optionor uses the Hazardous Substances set forth in EXHIBIT "G" attached hereto, and shall be entitled to use all other agricultural pesticides, herbicides, fertilizers and agricultural chemicals typically used in a nursery operation at, on, under and about the Property in compliance with all laws, statutes, ordinances, and regulations. Optionor has not received written notice that there are any underground storage tanks located under the Property. Optionor has not received written notice that the Property is in violation, nor has been or is currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, working health and safety, or to the environmental conditions in, at, on, under or about the Property including, but not limited to, soil and groundwater conditions. For purposes of this Agreement, the term "Hazardous Substance" shall mean any substance defined as "hazardous material" in the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended, 42 U.S.C. Section 9601 ET SEQ., or at California Health & Safety Code Section 25316 or at Section 25281; as "hazardous waste" in the Resource Conservation & Recovery Act of 1976, as amended, 42 U.S.C. Section 690, ET SEQ., or at California Health & Safety Code Section 25117; as "hazardous material" in the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; or the regulations adopted or publications promulgated pursuant to such laws.

                           (viii) DOCUMENTS. To Optionor's actual knowledge, all
documents delivered to Optionee by Optionor pursuant to this Agreement are true and correct copies of the document in Optionor's possession.

                           (ix) AGREEMENTS. Except as otherwise disclosed in
writing to Optionee pursuant to this Agreement, including without limitation, the delivery of any document to Optionee, to Optionor's actual knowledge, there are no agreements between Optionor and any governmental, quasi-governmental, or private entity affecting any portion of the Property.

                           (x) WILLIAMSON ACT. Optionor has not entered into and
to Optionor's actual knowledge the Property is not subject to any agreement entered into pursuant to the California Land Conservation Act of 1965, as amended (California Government Code Sections 51200-51205).

                  (b) WAIVER OF BREACH OF REPRESENTATIONS. Each party shall promptly notify the other party in writing of any fact or occurrence which becomes known to either party after the date of this Agreement and prior to Close of Escrow that would make any of the above representations materially misleading or inaccurate. In the event that Optionee fails to notify Optionor of any fact, circumstance or act which would render materially incorrect or misleading, in whole or in part, any material representation or warranty made by Optionor under this Agreement, and Optionee had actual knowledge that the representation or warranty was inaccurate prior to the Close of Escrow, all representations and warranties by Optionor shall automatically be deemed modified to the extent necessary to eliminate such inconsistency, and Optionor shall not be in default for breach of the representations and warranties in such circumstance and Optionee shall be deemed to waive all rights and remedies relating thereto. Furthermore, to the extent the copies of the Documents and Materials furnished to or otherwise obtained by Optionee prior to the Close of Escrow contain provisions or information inconsistent with the foregoing representations and warranties, Optionee shall be deemed to have knowledge of such facts and, if Optionee proceeds to Closing Optionor shall not be deemed in breach of any representation or warranty and Optionee shall be deemed to waive all rights and remedies relating thereto.

                  (c) REMEDIES FOR DISCOVERY OF NEW INFORMATION. In the event that following the execution of this Agreement, Optionor obtains actual knowledge of facts prior to the Close of Escrow that cause a representation or warranty to no longer be materially correct, and such facts were unknown to Optionor when this Agreement was executed, Optionor shall notify Optionee of such fact and in such circumstance Optionor shall not be in breach of any representation or warranty. Provided that Optionor did not affirmatively cause the applicable representation or warranty to become materially untrue, Optionee shall have no rights or remedies based upon the disclosure of such new information. Optionor shall have no duty to update its representations or warranties with respect to any modification to existing laws or any adoption of new laws.

                  (d) REMEDIES FOR BREACH OF REPRESENTATION. If any of Optionor's representations and warranties were not materially correct on the date of this Agreement and Optionor had actual knowledge of such inaccuracy when the representation or warranty was made; and/or Optionor, subsequent to the date of this Agreement, caused by an affirmative act or omission a representation or warranty to become materially untrue, then if it is possible for Optionor to reasonably undertake action to make such representation materially correct again, then Optionor shall have the right, but not the obligation, by giving written notice to Optionee, to promptly undertake the necessary actions to cause such representation or warranty to once again be materially accurate, on the condition that Optionor diligently pursues such cure and provided that in no event shall such cure right be extended beyond the later of (i) the date which is one (1) year following the date that Optionor has actual knowledge that representation or warranty has become materially untrue; or (ii) the date which Optionee is entitled to possession of the affected portions of the Property under the terms of the License Agreement. If Optionor elects to exercise its cure rights set forth above, Optionee shall be entitled to Close Escrow (and the cure shall be completed during the term of the License Agreement), or delay the Close of Escrow until the cure is completed by giving Optionor written notice of such election no later than twenty (20) days following written notice of Optionor's election to cure. If Optionor does not elect to exercise its cure rights in this Paragraph, then Optionee as its sole remedies may either: (i) terminate this Agreement, in which event Optionor shall be responsible for (A) promptly returning all Option Consideration paid to Optionor by Optionee; (B) reimbursing Optionor for all actual out-of-pocket third party costs incurred by Optionee relating to Optionee's due diligence, financing and entitlement processing; provided, however, in no event shall Optionor be obligated to reimburse Optionee for more than One Million Dollars ($1,000,000.00) in out-of-pocket third party costs; and (C) Optionee may pursue any other available remedies at law or in equity; provided, however, in no event shall Optionor be liable for any damages (including without limitation consequential damages) for breach of a representation or warranty in excess of Five Hundred Thousand Dollars ($500,000.00); or (ii) waive the default under this paragraph and proceed to close Escrow, in which event Seller shall have no liability with respect to any such inaccuracy. Regardless of any representation or warranty made by Optionor hereunder as to any matter relating to the Property or operation thereof, in no event shall Optionor be released from any liability as a result of any fraud or intentional misrepresentation committed by Optionor nor shall any remedies available to Optionee for fraud or intentional misrepresentation at law or in equity be limited.

         23. OPTIONEE'S REPRESENTATIONS AND WARRANTIES. In consideration of Optionor entering into this Agreement and as an inducement to Optionor to sell the Property to Optionee, Optionee makes the following representations and warranties, each of which is material and is being relied upon by Optionor (the continued truth and accuracy of which constitutes a condition precedent to Optionor's obligation hereunder):

                  (a) AUTHORITY. Optionee has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Optionee is requisite to the valid and binding execution, delivery and performance of this Agreement; and

                  (b) TRUTHFULNESS AT CLOSE OF ESCROW. The representations and warranties of Optionee set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time.

         24. REMEDIES.

                  (a) Notwithstanding any provision of this Agreement to the contrary, in the event any Option Consideration is not timely paid within five
(5) business days after written notice from Optionor, or in the event Optionee fails to cure any default, other than payment of Option Consideration, within ten (10) business days after written notice from Optionor, then (i) this Agreement shall automatically and immediately terminate; (ii) all Option Consideration received by Optionor shall be retained by Optionor; (iii) all Documents and Materials delivered to Optionee shall be returned to Optionor;
(iv) Optionee shall deliver to Optionor copies of each of the Physical Studies; and (v) in accordance with Section 25 below, Escrow Holder shall record the Quitclaim Deed in the Solano County Recorder's Office without further instruction from the parties.

                  (B) IN THE EVENT OPTIONEE HAS EXERCISED THE OPTION GRANTED HEREIN, AND THEREAFTER CLOSE OF ESCROW DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF OPTIONEE, OPTIONEE AND OPTIONOR AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY OPTIONOR AS A RESULT OF OPTIONEE'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS OPTION AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS OPTION AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH OPTIONOR WILL INCUR AS A RESULT OF SUCH FAILURE. THEREFORE, OPTIONEE AND OPTIONOR DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT OPTIONOR WOULD SUFFER IN THE EVENT THAT OPTIONEE DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF

THE PROPERTY IS THE OPTION CONSIDERATION PAID TO OPTIONOR BY OPTIONEE PURSUANT TO SECTION 3 OF THIS OPTION AGREEMENT. OPTIONOR AGREES THAT THESE LIQUIDATED DAMAGES, NAMELY THE RETENTION BY OPTIONOR OF THE OPTION CONSIDERATION, SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF, OR SPECIFIC PERFORMANCE, TO WHICH OPTIONOR MIGHT OTHERWISE BE ENTITLED UNDER THIS OPTION AGREEMENT FOR OPTIONEE'S FAILURE TO PURCHASE THE OPTION PROPERTY, AND SHALL BE OPTIONOR'S SOLE AND EXCLUSIVE RIGHT AND REMEDY UNDER THIS OPTION AGREEMENT FOR OPTIONEE'S FAILURE TO PURCHASE THE OPTION PROPERTY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT: (A) THE AMOUNT OF DAMAGES (INCLUDING ATTORNEYS' FEES) OBTAINABLE PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS OR INDEMNIFICATION PROVISION HEREOF; (B) OPTIONOR'S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS' FEES PURSUANT TO THIS OPTION AGREEMENT; (C) OPTIONEE'S OBLIGATIONS TO RETURN TO OPTIONOR DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OPTIONEE UNDER APPLICABLE PROVISIONS OF THIS OPTION AGREEMENT; (D) OPTIONEE'S OBLIGATIONS TO RESTORE THE PROPERTY TO SUBSTANTIALLY ITS ORIGINAL CONDITION; OR (E) ANY FAILURE TO EXECUTE CANCELLATION INSTRUCTIONS TO THE ESCROW HOLDER UPON EXPIRATION OR EARLIER TERMINATION OF THIS OPTION AGREEMENT.

         Optionee's Initials:  __________       Optionor's Initials:  __________

         In the event that arbitration or litigation is instituted between the parties to this Agreement, each party agrees that a copy of this Agreement may be offered in evidence and submitted to the court or arbitrator as the binding and irrevocable stipulation of each party that the consideration for the Option is just, fair and reasonable as of the Commencement Date.

         25. QUITCLAIM DEED. As a condition to recordation of the Memorandum of Option in accordance with Section 26 below, Optionee shall deliver to Escrow Holder an executed and acknowledged quitclaim deed or memorandum of termination of option, in a form acceptable to Optionor ("Quitclaim Deed"), which relinquishes any and all rights of Optionee in the Property. In the event that
(i) the Option is terminated or expires pursuant to the provisions of the Agreement, and/or (ii) Optionee does not elect to purchase the Property prior to the expiration of the Option Term, the parties hereto irrevocably instruct Escrow Holder to record the Quitclaim Deed in the Solano Recorder's Office upon the expiration of not less than two (2) business days after Optionor sends facsimile notice to both Optionee and Escrow Holder stating that the Option has either terminated or expired. In the event Optionee wrongfully instructs Escrow Holder to refrain from recording the Quitclaim Deed, Optionee agrees to defend, indemnify and hold Optionor harmless from and against any and all claims, demands, liabilities, cost, reasonable attorneys' fees resulting therefrom, losses and/or expenses resulting from Optionee's failure to perform its obligations under this Section 25. The provisions of this Section shall survive the termination and/or the cancellation of the Option.

         26. RECORDATION OF MEMORANDUM. Following the Commencement Date Optionor and Optionee agree to execute, acknowledge and deliver to Escrow Holder a Memorandum of Option, which shall be in the form attached herein as EXHIBIT "H", with instructions directing Escrow Holder to immediately record such Memorandum against the Property in the Official Records of the County.

         27. DAMAGE OR CONDEMNATION PRIOR TO CLOSING. Optionor shall promptly notify Optionee of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property, Optionee may, at its option, elect either to (i) terminate this Agreement by giving written notice to Optionor within ten (10) days following receipt of Optionor's notice of condemnation, in which event all funds deposited into Escrow by Optionee which are held by Escrow or have been released from Escrow shall be returned to Optionee and neither party shall have any further rights or obligations hereunder, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Optionee shall be entitled to any compensation, award, or other payments or relief resulting from such casualty or condemnation proceedings; provided, however, Optionor shall be entitled to claim any damages with the condemnation authority relating to damages to Optionor's ongoing operations.

         28. NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.

         TO OPTIONEE:                    Triad Communities, L.P.
                                         1095 Hiddenbrooke Parkway
                                         Vallejo, CA  94591
                                         Attn:  Fred Grimm
                                         Telephone:  (707) 557-1184
                                         Facsimile:  (707) 557-1187

                                         Triad Communities, L.P.
                                         2801 Alaskan Way, Suite 107
                                         Seattle, WA  98121
                                         Telephone:  (206) 374-0414
                                         Facsimile:  (206) 374-0415

         With copy to:                   Michael Kuntz, Esq.
                                         Fosler Pepper & Shefelman PLLC
                                         1111 Third Avenue, Suite 3400
                                         Seattle, WA  98101-3299
                                         Telephone:  (204) 447-8959
                                         Facsimile:  (204) 749-1976

         TO OPTIONOR:                    Hines Nurseries, Inc.
                                         12621 Jeffrey Road
                                         Irvine, California 92620-2101
                                         Attention:  Claudia Pieropan
                                         Telephone:  (949) 559-4444
                                         Facsimile: (949) 786-0968

         With a copy to:                 Rutan & Tucker, LLP
                                         611 Anton Boulevard, Suite 1400
                                         Costa Mesa, California 92626-1931
                                         Attention:  Randall M. Babbush, Esq.
                                                     Joseph L. Maga, Esq.
                                         Telephone:  (714) 641-3456
                                         Facsimile:  (714) 546-9035

         TO ESCROW HOLDER:               First American Title Company
                                         1355 Willow Way, Suite 100
                                         Concord, California  94520
                                         Attention:  Molly Baier, Escrow Officer
                                         Telephone:  (925) 356-7000
                                         Facsimile:  (925) 356-7039

         Notice of change of address shall be given by written notice in the manner described in this Section.

         29. REAL ESTATE COMMISSION. Other than Eric Gregg and Simon Kechloian who is the Optionee's broker each party represents and warrants to the other that it has neither engaged nor employed any broker or finder in connection with the transactions contemplated by this Agreement, and each party hereby indemnifies and agrees to hold the other party harmless from and against any loss, cost, damage or expense (including reasonable attorneys' fees) by reason of the incorrectness of such representation and warranty. Optionee shall be solely responsible for payment of any fee, commission or compensation to Eric Gregg and Simon Kechloian pursuant to the terms of a separate written agreement. This provision shall survive the Close of Escrow.

         30. REAL PROPERTY TAXES AND ASSESSMENTS. So long as this Agreement is in full force and effect, Optionor agrees to pay before default or delinquency, the real property taxes on the Property. Should Optionor fail to pay said taxes, Optionee may, upon twenty (20) days written notice to Optionor, pay the same. Optionor may contest the validity or amount of any real property taxes or assessments provided Optionor shall notify Optionee of the contest and Optionor shall pay all costs in connection therewith and all resulting taxes, interest and penalties. In the event Optionee pays any real property taxes hereunder after receipt of notice of contest, Optionee shall reserve the right of Optionor to contest the tax. The full amount of any such taxes (including penalties) paid by Optionee shall be deducted from the Purchase Price.

         31. ASSIGNMENT. Optionee may not assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of Optionor, which may be withheld in Optionor's discretion; provided, however, Optionee may assign its rights and obligations under this Agreement, without

Optionor's consent, to any entity that is owned or is controlled by (a) Optionee or (b) Fred Grimm or John Goodman. Any attempted assignment requiring Optionor's prior written consent that is made without such consent shall be void and Optionee shall be deemed in default hereunder. Any permitted assignment shall not relieve the assigning party from its liability under this Agreement.

         32. EXCHANGE. The parties to this Agreement acknowledge that either party may desire to structure the sale of the purchase of the Property as an exchange for like kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income on the disposition of the Property and/or other properties. The parties agree to reasonably cooperate with each other to accomplish such exchange(s) and each party hereby agrees that any and all costs associated with said exchange shall be borne solely by the exchanging party and shall in no way be attributable to the non-exchanging party. In no event shall the non-exchanging party be required to take title to the exchanged property(ies) to effectuate the tax deferred exchange contemplated by this Section, nor shall either party be required to delay the Close of Escrow to accommodate such exchange(s).

         33. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of Optionee's and Optionor's warranties, indemnities, representations, covenants, obligations, undertakings and agreements contained in this Agreement shall survive the Close of Escrow and the execution and delivery of this Agreement and of any and all documents or instruments delivered in connection herewith, and shall expire two
(2) years from expiration or earlier termination of the License Agreement. No warranty, indemnity, representation, covenant, obligations, undertaking or agreement herein shall be deemed to merge with the Grant Deed.

         34. RAW WATER RIGHTS. Optionor is currently entitled to receive raw water from SID in accordance with that certain Master Water Agreement dated May 25, 1995 ("Raw Water Agreement"). Optionor shall perform all of its obligations under the Raw Water Agreement prior to Close of Escrow and shall formally assign, to the extent assignable, at Optionor's sole cost, its rights under the Raw Water Agreement to Optionee at the Close of Escrow. Except as otherwise provided in the License Agreement, Optionee shall be solely responsible for performance of Optionor's obligations under the Raw Water Agreement that accrue after the Close of Escrow. Optionor makes no representations or warranties regarding the assignability of the Raw Water Agreement or Optionee's rights to obtain water from SID. Optionee shall be solely responsible for verifying that it will be entitled to receive a water service from SID following Close of Escrow and whether Optionee shall be required to obtain water from the City or another source in connection with its proposed use of the Property.

         35. CONFIDENTIALITY. Unless otherwise agreed to in writing by Optionor and Optionee, each party will keep confidential, the terms and conditions of this Agreement and any other information provided by one party to the other that is not public as of the Commencement Date, until such information is made public by the parties, and will not disclose any confidential term or condition to any person other than (i) lenders, investors, employees and agents of Optionor or Optionee, (ii) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement, and (iii) the City, County or other governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements or in connection with the processing of the

Entitlements. However, Optionee expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval by Optionor, which approval may be withheld in Optionor's reasonable discretion, unless such information is required by law to be disclosed by Optionee or is required in connection with processing Entitlements for the Property. Optionee agrees to give Optionor written notice prior to contacting any of the following governmental agencies if the purpose of such contact is to discuss possible environmental contamination issues: (i) the Regional Water quality Control Board; (ii) the Solano County Department of Environmental Management; (iii) the United States Department of Fish and Game; (iv) the Solano County Irrigation District; and/or (v) the Environmental Protection Agency. Notwithstanding anything herein to the contrary, Optionor shall be entitled to publicly disclose the terms of this Agreement if required by law, which determination shall be made in the sole and absolute discretion of Optionor's auditors. Optionor shall have the right but not the obligation to have a representative present at any such meetings if the purpose of such meeting is to discuss possible environmental contamination issues.

         36. MISCELLANEOUS.

                  (a) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid, and shall be enforced to the fullest extent permitted by law.

                  (b) WAIVERS. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

                  (c) SUCCESSORS AND ASSIGNS. Subject to Section 31 above, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

                  (d) PROFESSIONAL FEES. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

                  (e) ENTIRE AGREEMENT. This Agreement (including all Exhibits attached hereto, which are incorporated herein by reference) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assignees.

                  (f) TIME OF ESSENCE. Optionor and Optionee hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

                  (g) RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Optionee and Optionor.

                  (h) CONSTRUCTION. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.

                  (i) GOVERNING LAW. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

                  (j) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  (k) DAYS OF WEEK. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day. In no event shall the Close of Escrow fall on a Friday unless the sales proceeds are received by Optionor on the same day.

                  (l) OPTIONOR APPROVAL. Optionor shall seven (7) days following execution of this Agreement to obtain the approval of its Board of Directors to the terms and conditions of this Agreement. In the event that Board approval is not obtained for this Agreement for any reason whatsoever, Optionor may elect to terminate this Agreement in its sole and absolute discretion, and Optionee shall not be entitled to reimbursement for any fees, costs or expenses incurred in connection with any due diligence or otherwise. Optionor makes no representation or warranty as to whether the Board approval of the terms and conditions of this Agreement will be obtained.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

                                   HINES NURSERIES, INC.,
                                   a California corporation


                                   By: /S/ CLAUDIA PIEROPAN
                                       -----------------------------------------
                                       Claudia Pieropan
                                       Its:  Chief Financial Officer

                                   Date:       MAY 12, 2003
                                        ----------------------------------------

                                                                         "Hines"


                                   TRIAD COMMUNITIES, L.P.,
                                   a California limited partnership


                                   By: /S/ FREDERICK W. GRIMM
                                       -----------------------------------------
                                       Its:Manager of Triad Sky Valley LLC G.P.

                                   Date:       MAY 12, 2003
                                        ----------------------------------------

                                                                      "Optionee"

                                  EXHIBIT LIST
                                  ------------


Exhibit "A"       Legal Description

Exhibit "B"       Plot Plan

Exhibit "C"       Site Plan Depicting Potential Phase I Property

Exhibit "C-1"     Depiction of Portion of Property That Must Be Part of the
                  Phase II Property

Exhibit "D"       Legal Description of Adjoining Property

Exhibit "E"       License Agreement

Exhibit "F"       General Assignment of Contracts, Agreements, Plans, Permits,
                  Licenses, and Approvals

Exhibit "G"       List of Hazardous Materials

Exhibit "H"       Memorandum of Option

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION
                                -----------------


         All that certain property situated in the State of California, County of Solano, City of Vacaville, described as follows:


                      [To be attached prior to execution.]


                                   EXHIBIT "A"
                                   -----------
                               TO OPTION AGREEMENT

                                   EXHIBIT "B"
                                   -----------

                                    PLOT PLAN
                                    ---------


                      [To be attached prior to execution.]



                                   EXHIBIT "B"
                                   -----------
                               TO OPTION AGREEMENT

                                   EXHIBIT "C"
                                   -----------

                 SITE PLAN DEPICTING POTENTIAL PHASE I PROPERTY
                 ----------------------------------------------


                      [To be attached prior to execution.]



                                   EXHIBIT "C"
                                   -----------
                               TO OPTION AGREEMENT

                                  EXHIBIT "C-1"
                                  -------------

                        DEPICTION OF PORTION OF PROPERTY
                        --------------------------------
                   THAT MUST BE PART OF THE PHASE II PROPERTY
                   ------------------------------------------


                      [To be attached prior to execution.]



                                  EXHIBIT "C-1"
                                  -------------
                               TO OPTION AGREEMENT

                                   EXHIBIT "D"
                                   -----------

                     LEGAL DESCRIPTION OF ADJOINING PROPERTY
                     ---------------------------------------


                       [TO BE ATTACHED PRIOR TO EXECUTION]


                       [DOES NOT INCLUDE BRENNAN PROPERTY]



                                   EXHIBIT "D"
                                   -----------
                               TO OPTION AGREEMENT

                                   EXHIBIT "E"
                                   -----------

                                LICENSE AGREEMENT
                                -----------------


         THIS LICENSE AGREEMENT, dated for reference purposes as of April 1, 2005, is entered into by and between TRIAD COMMUNITIES, L.P., a California limited partnership ("Licensor"), and HINES NURSERIES, INC., a California corporation ("Hines").

                                 R E C I T A L S
                                 ---------------

         A. Licensor and Hines entered into that certain Option Agreement, dated for reference purposes as of April 24, 2003 ("Option Agreement"), whereby Hines agreed to sell and Licensor agreed to purchase certain real property described in the Option Agreement as the "Property."

         B. Immediately prior to execution of this License Agreement, Hines was the fee owner of, and conducted a plant nursery operation on, the entire Property.

         C. Hines is in the process of transferring its existing nursery operation from the Property to property located in the County of Solano (referred to herein as the "New Site") and desires to continue to use a portion of the Property for nursery purposes to facilitate this transfer of operations to the New Site.

         D. Licensor intends to develop the Property primarily as a single-family residential subdivision, commencing with development of the portion of the Property identified as the Phase I Parcel, as defined below.

         E. Licensor is willing to provide to Hines a non-exclusive license over a portion of the Property to allow for the transfer of existing nursery operations to the New Site, while still providing for the orderly development of the Property in accordance with Licensor's development plans, all on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. NON-EXCLUSIVE LICENSE. Licensor hereby grants to Hines, and its subsidiaries and parent corporation, a non-exclusive license to occupy and use those portions of the Property identified as the "Phase I Parcel", "Phase II Parcel" and "Phase III Parcel" as generally depicted on the site plan attached hereto as EXHIBIT "1" ("Site Plan"), to continue to operate and conduct its plant nursery activities and to locate and maintain its equipment and other improvements currently used in connection therewith, all as set forth in greater detail in Section 2 below. The license granted herein to Hines shall be a personal, non-possessory interest in the Phase I Parcel, the Phase II Parcel and the Phase III Parcel (individually, a "License Parcel" and collectively, the "License Parcels"), and Licensor shall at all times during the term hereof retain the right to possession of the Property (including the License Parcels),


                                   EXHIBIT "E"
                                   -----------
                               TO OPTION AGREEMENT
subject to the terms and conditions of this License Agreement, and have the right to use and occupy the Property for its own purposes, provided the same do not unreasonably interfere with Hines' activities thereon. Licensor shall give Hines seventy-two (72) hours notice prior to any entry onto the Property and the general purpose of such entry. Such notice may be verbal and shall be directed to the general manager at the Property. Licensor agrees not to revoke or cancel the license granted herein during the term hereof except pursuant to Section
15.01 below.

         2. USE OF LICENSE PARCELS.

                  2.01 PERMITTED USE. The License Parcels shall at all times during the term hereof be used by Hines for purposes of operating and conducting its existing plant nursery activities and all activities reasonably related thereto, and for no other purposes. In connection therewith, Hines may retain on the License Parcels the equipment and improvements currently located on the License Parcels. Additional improvements or equipment affixed to or a part of the Property shall not be brought onto the License Parcels without Licensor's consent, which consent shall not be unreasonably withheld, only upon the condition that Hines agrees to pay for all costs of removing such additional improvements or equipment. Hines shall be entitled to bring additional equipment onto the Property which is of a temporary nature without the prior consent of Licensor. Such uses and equipment shall at all times and in all manners be strictly confined to the area within the License Parcels and shall not in any manner or event be placed on or affect the other portions of the Property.

                  2.02 PROHIBITED USES. Hines shall not use, or permit its employees or agents to use, the License Parcels in a manner which would constitute a nuisance; result in waste; result in the cancellation of any insurance being maintained by Licensor with respect to the Property or by Hines hereunder with respect to its activities or in the increase in the premiums for any such insurance maintained by Licensor where such cancellation or increase is the result of a use not permitted by this License Agreement; violate any laws (including any Laws or Permits) applicable to the Property or Hines' use or operation of the License Parcels; constitute a default under the terms of this License Agreement; or except as otherwise expressly provided herein, (i) result in the use of or impact on any portion of the Property other than the License Parcels or (ii) interfere with Licensor's development of the Property. The parties agree that continuation of Hines' current operations shall not be deemed to constitute a nuisance or deemed interference with Licensor's development of the Property as long as Hines uses the Property in accordance with the terms of this Agreement.

         3. LICENSE TERM.

                  3.01 INITIAL TERMS. The initial term of this License Agreement shall commence on the Close of Escrow, as defined in the Option Agreement, and expire (subject to the extension rights set forth below) on the following dates:
(i) JULY 1, 2005, as to the Phase I Parcel ("Phase I Term"), (ii) JULY 1, 2006, as to the Phase II Parcel ("Phase II Term"), and (iii) JULY 1, 2007, as to the Phase III Parcel ("Phase III Term"), unless sooner terminated pursuant to the terms and provisions contained herein.

                  3.02 EXTENSION OF INITIAL TERMS. Hines is hereby granted three
(3) separate one (1) year options to extend both the Phase II Term and the Phase III Term, exercisable in Hines' sole and absolute discretion. In order to exercise each of the three extension options, Hines shall give Licensor written notice at least six (6) months prior to expiration of the applicable Phase II Term (i.e., January 1, 2006 for the first extension) and Phase III Term (i.e., January 1, 2007 for the first extension). For example, Hines has the right to extend the Phase II Term until JULY 1, 2009 and the Phase III Term until JULY 1, 2010 if it exercises all of the extension rights. Notwithstanding the foregoing, in the event that Hines secures all final non-appealable governmental and quasi-governmental approvals required in connection with the transition of its current nursery operations to a replacement facility ("New Facility") on land owned by Hines in the County of Solano ("Approvals"), including without limitation, approvals from the U.S. Army Corps of Engineers, United States Fish and Wildlife Service, and the Solano Irrigation District, the Phase II Term shall then expire on July 1 of the following calendar year, provided, that such date is at least one (1) full year following the date Hines receives the Approvals, and if such date is not at least one full calendar year following the date Hines receives the Approvals, then the Phase II Term shall expire on July 1 of the next following calendar year. The Phase III Term shall expire one (1) year after expiration of the Phase II Term. By way of example only, if the Approvals were received on October 24, 2006, the Phase II Term would expire on July 1, 2008 and the Phase III Term would expire on July 1, 2009. Notwithstanding the date that Hines may acquire Approvals for the New Facility, in no event shall the term of the License Agreement expire prior to the initial terms set forth in Section 3.01 above.

                  3.03 EXPIRATION/TERMINATION. Upon the expiration of the Phase I Term or earlier termination of this License Agreement, (i) Hines shall immediately cease its operations on the Phase I Parcel, (ii) Hines shall vacate the Phase I Parcel, (iii) Hines shall remove, at Hines' sole cost and expense, all of the Removal Property, as defined in Section 8.02 below, located on the Phase I Parcel, and (iv) Hines' rights and obligations hereunder relating to the Phase I Parcel shall terminate and cease except for any indemnification or other obligations undertaken herein which are expressly stated hereunder to survive such expiration or termination. Upon the expiration of the Phase II Term or earlier termination of this License Agreement, (i) Hines shall immediately cease its operations on the Phase II Parcel, (ii) Hines shall vacate the Phase II Parcel, (iii) Hines shall remove, at Hines' sole cost and expense, all of the Removal Property, as defined in Section 8.02 below, located on the Phase II Parcel, and (iv) Hines' rights and obligations hereunder relating to the Phase II Parcel shall terminate and cease except for any indemnification or other obligations undertaken herein which are expressly stated hereunder to survive such expiration or termination. Upon the expiration of the Phase III Term or earlier termination of this License Agreement, (i) Hines shall immediately cease its operations on the Phase III Parcel, (ii) Hines shall vacate the Phase III Parcel, (iii) Hines shall remove, at Hines' sole cost and expense, all of the Removal Property located on the Phase III Parcel as defined in Section 8.02 below, and (iv) Hines' rights and obligations hereunder relating to the Phase III Parcel shall terminate and cease except for any indemnification or other obligations undertaken herein which are expressly stated hereunder to survive such expiration or termination.

         4. DEVELOPMENT OF PROPERTY BY LICENSOR.

                  4.01 ACCESS TO AND DEVELOPMENT OF LICENSE PARCELS; RESTRICTIONS ON RELOCATION OF Utilities. Hines acknowledges that it will be necessary for Licensor to install improvements, including without limitation, utilities, in, on, over and under the License Parcels to provide for the development of the Property, including the License Parcels, as a cohesive residential development project. Therefore, Licensor shall be entitled to enter upon the License Parcels for the purpose of performing engineering activities and making physical improvements to the License Parcels, including but not limited to relocation of existing utility improvements located on the Property (including the License Parcels) subject to the terms and conditions in this License Agreement. In performing such work, Licensor acknowledges and agrees that it shall take all reasonable steps to avoid any material impact to the ongoing plant nursery operation. If it is necessary to relocate any portion of the ongoing plant nursery operation, Licensor shall perform such relocation at Licensor's sole cost and in accordance with the terms and conditions set forth below. Without limiting the foregoing, Licensor acknowledges that all loading, shipping, and deliveries to the nursery shall continue without the imposition of any restrictions thereon, and the water supply, power supply, utilities, pumping station, recycling, sewage disposal and access shall remain in continuous operation at current levels, subject to temporary interruptions. In the event that Licensor needs to cause a temporary interruption of power or water supply to the nursery operations as a result of Licensor's grading or construction activities, Licensor shall coordinate any interruption with Hines, including without limitation the date, time and length of the proposed interruption. Licensor shall provide to Hines a minimum of seventy-two (72) hours prior written notice of any temporary interruption. Notwithstanding the foregoing, at no time shall the nursery operations be without alternative water or power supply. Licensor acknowledges that Hines' back-up water supply capacity of the nursery is approximately 3-4 hours, and that Hines has no back-up power supply. Licensor shall be responsible, at its sole cost, for providing alternative water and power supply sources as may be reasonably necessary to avoid any material interruption in water or power supply, taking into consideration the Hines' current back-up capacity. If Licensor's grading or construction activities on any portion of the Property requires that the existing Solano Irrigation District water line ("Water Line") running through the Property be relocated, Licensor shall give Hines sixty (60) days prior written notice of its intent to relocate the Water Line. Licensor shall relocate the Water Line at its sole cost. On or before the expiration of the Phase II Term, Hines shall be responsible, at its sole cost, for relocating the pump facilities located on the Phase II Parcel to the Phase III Property.

                  4.02 DRAINAGE. In no event shall Licensor's grading or construction activities on any portion of the Property cause any significant additional drainage or water flow onto any portion of the License Parcels. Without limiting the foregoing, no storm water or other runoff from Licensor's development shall be discharged into or otherwise become part of Hines' reclamation pond or recycling system. All water runoff and discharge from Licensor's construction activities and/or from any portion of the Property other than the License Parcels, shall be diverted from the License Parcels.

                  4.03 DUST CONTROL. In conducting any grading or other construction activities on any portion of the Property, Licensor shall strictly comply with all dust control mitigation measures imposed as a condition to development of the Property by the appropriate governmental agencies.

                  4.04 REDUCTION OF NOISE/ODORS. At such time as Licensor commences its home sales activities on the Phase I Parcel, Hines agrees to use commercially reasonable efforts to minimize odors and noise from the nursery operations; provided, however, Hines shall not be required to incur additional costs, or risk material damage to any of the plants in the nursery operation.

                  4.05 RESTRICTIONS ON SALES OF RESIDENCES LOCATED ON PHASE I PARCEL. Prior to JULY 1, 2005, Licensor shall not be entitled to convey fee title to any home constructed on the Phase I Parcel that is located within 150 feet of the Phase II Parcel boundary. In the event that Licensor breaches or threatens to breach this restriction, Hines shall be expressly entitled to seek and obtain an injunction preventing such conveyance, recognizing that Hines cannot be adequately compensated by an award of damages for such breach. The right to injunctive relief shall not limit Hines' right to pursue any other remedies available at law or in equity.

                  4.06 DISCLOSURES TO HOME PURCHASERS. Licensor acknowledges that construction of residences adjacent to a nursery operation may raise concerns with homeowners, including without limitation concerns over noise, lighting, odors and other disturbances. Subject to Hines' obligations pursuant to Section 4.04 above and Section 6 below, Hines shall be entitled to continue its current irrigation methods, fertilization, pesticides and spraying techniques, without any interference or objection from Licensor. So long as Hines conducts any operations on any portion of the Property, Licensor shall require each home purchaser, concurrently with execution of a purchase agreement for a home which is located within the Property, to execute: (i) an acknowledgement, in the form attached hereto as EXHIBIT "2", confirming receipt of a disclosure regarding the temporary existence of the adjacent nursery operation and the potential effects on the home purchaser arising from the nursery operation, including, without limitation, the use of tractors, trucks and loading facilities in connection with a typical nursery operation, and (ii) an agreement expressly waiving any nuisance claim against Hines and making a covenant not to object, directly or indirectly, to the nursery operation.

                  4.07 OBLIGATIONS OF PARTIES UPON EXPIRATION OF PHASE I TERM, PHASE II TERM AND PHASE III TERM. The parties hereby agree to perform their respective obligations specified in EXHIBIT "3", attached hereto, upon the expiration or earlier termination of the Phase I Term, the expiration or earlier termination of the Phase II Term and upon the expiration or earlier termination of the Phase III Term.

                  4.08 DEVELOPMENT MEETINGS. Hines and Licensor agree to hold periodic meetings to discuss and attempt to address any issues related to the development of the Property and the ongoing operation of the nursery facilities until termination or expiration of the Phase II Term.

         5. OPERATION. Hines shall operate its plant nursery facilities and engage in its plant nursery activities on the License Parcels at all times during the term hereof in accordance with all applicable laws, statutes, ordinances and governmental rules and regulations.

         6. COMPLIANCE WITH LAWS. Hines shall not use or occupy the License Parcels or permit anything to be done in, on or about the License Parcels by persons acting under Hines which will in any manner violate any laws, statutes, ordinances or governmental rules or regulations now in effect or which may hereafter be enacted or promulgated in connection with the occupation of the License Parcels and the operation of Hines's plant nursery activities thereon, including without limitation, any Environmental Laws (collectively, the "Laws").

Additionally, Hines shall, at Hines' sole cost and expense, continue to maintain all permits, licenses, authorizations and any other consents or approvals of any local, state or federal agency necessary for the conduct of its activities as contemplated by this License Agreement (collectively, the "Permits"). At all times during the term of this License Agreement, Hines' occupancy of the License Parcels and/or the conduct of its business thereon shall be in compliance with all Laws and Permits, including, without limitation, any health and safety laws, building codes, subdivision laws or Environmental Laws.

         7. HAZARDOUS MATERIALS. During the term of this License Agreement, Hines shall not produce, store, release, transport or otherwise handle any "Hazardous Materials" or engage in any "Environmental Activity" in, on, under, to, or from the License Parcels, or permit or suffer its employees, invitees or agents to do so, except as expressly provided in Section 6 above. As used herein, "Hazardous Materials" means any chemical, material, or substance defined as or included in the definition of "Hazardous Substances", "Hazardous Material", "Hazardous Waste", "Restricted Hazardous Waste", "Extremely Hazardous Waste", "Proposition 65 Listed Chemicals" or "Toxic Substances" or words of similar import under any applicable local, state or federal law currently, or at any time during the term hereof enacted, or under any of the regulations adopted or publications promulgated pursuant thereto (collectively, the "Environmental Laws") and any other material or substance which is regulated by any such Environmental Law or governmental authority. The term "Environmental Activity" as used herein means any storage, existence, release, threatened release, generation, abatement, removal, disposal, handling or transportation of any Hazardous Material at, on, to, from, under or onto the License Parcels. In the event any Environmental Activity shall occur on the License Parcels during the term hereof which is the direct or indirect result of Hines' activities thereon, Hines shall immediately notify Licensor of the same in writing and shall take all such remediation or other action to remove, clean up or otherwise correct the same as may be required by any Environmental Law and/or any governmental agency having jurisdiction thereof, all at Hines' sole cost and expense. The obligations of Hines hereunder shall be absolute and unconditional and shall survive the expiration or sooner termination of this License Agreement.

         Notwithstanding the immediately preceding paragraph, Hines may use at the License Parcels such materials as Hines reasonably deems necessary for operation of its plant nursery activities at the License Parcels and to maintain the machinery used in connection therewith; provided, however, any and all use, storage, transport and/or disposal of all such materials by Hines shall fully comply with all Laws and Permits, and Hines must first notify Licensor (but Licensor shall have no approval rights) in writing of Hines' intent to use any materials which constitute Hazardous Materials, which notice shall identify such materials. Licensor acknowledges that it has already received a list of Hazardous Materials pursuant to Section 22(g) of the Option Agreement, and Hines shall only be responsible for notifying Licensor of any additional Hazardous Materials to be used on the License Parcels.

         8. IMPROVEMENTS; MAINTENANCE OF IMPROVEMENTS.

                  8.01 IMPROVEMENTS BY HINES. Hines does not contemplate building or locating any additional improvements on the License Parcels during the term of this License Agreement. Except as set forth in Section 2.01 above, Hines may not, at any time during the term of this License Agreement, build or locate any additional improvements, structures, equipment or other property

(collectively, "Personal Property") on any portion of the License Parcels without the prior written consent of Licensor. In connection with such consent, Licensor may require such plans, specifications, and such other written documents setting forth the proposed nature and location of such Personal Property for its review and approval within ten (10) days following Hines' submission of plans. Licensor in its reasonable discretion shall also have the right to approve the location of any improvements on the License Parcels. Licensor shall be entitled to post notices of non-responsibility on the License Parcels. Hines shall indemnify and defend Licensor and the Property against liability for mechanics' and materialmen's liens and to insure completion of the intended work. Such approval by Licensor relates only to the acceptability of such matters to Licensor and shall not be deemed an approval by Licensor for purposes of architectural or engineering design or safety. By approving the same, Licensor assumes no liability or responsibility for any defect in any such Personal Property constructed or located on the License Parcels by Hines, or the use, operation or maintenance thereof. Such Personal Property shall be constructed, placed and maintained only by licensed California professionals, except for Personal Property of a temporary nature typically used by nursery personnel. All such Personal Property shall be maintained in accordance with all applicable Laws and Permits.

                  8.02 REMOVAL OF IMPROVEMENTS. On the expiration or earlier termination hereof, Hines shall at its sole cost and expense remove that portion of the Personal Property described in EXHIBIT "3" to this License Agreement ("Removal Property"). If any Removal Property still remains on the Phase I Parcel after expiration or earlier termination of the Phase I Term, still remains on the Phase II Parcel after expiration or earlier termination of the Phase II Term or still remains on the Phase III Parcel after expiration or earlier termination of the Phase III Term, Licensor may remove and dispose of such Removal Property, without any obligation to account to Hines for the value of such Removal Property, and Licensor shall be entitled to reimbursement from Hines for all costs incurred in removing and disposing of such Removal Property. On the expiration or earlier termination hereof, Hines may, but shall not be obligated to remove all other improvements, machinery and equipment located on the License Parcels (collectively, the "Remaining Property"). Any Remaining Property that is not removed by Hines from the Phase I Parcel on or before expiration or earlier termination of the Phase I Term, from the Phase II Parcel on or before expiration or earlier termination of the Phase II Term, or from the Phase III Parcel on or before expiration or earlier termination of the Phase III Term shall be deemed abandoned by Hines, and Licensor may remove and dispose of the Remaining Property in Licensor's sole discretion, without any obligation to account to Hines for the value of such Remaining Property. Licensor shall not be entitled to any reimbursement from Hines for any costs incurred in removing and disposing of such Remaining Property. Hines expressly waives any claims against Licensor arising directly or indirectly from Licensor's removal and disposition of any Personal Property in accordance with the provisions of this License Agreement.

                  8.03 MAINTENANCE. At all times during the term of this License Agreement, Hines shall operate and maintain all Personal Property located on the License Parcels used by Hines in connection with its activities in accordance with all applicable Laws and Permits.

         9. LIENS. Hines shall at all times keep the License Parcels free from any liens arising out of any and all work performed, materials, services or equipment furnished, or obligations incurred by or on behalf of Hines. Hines hereby agrees to indemnify, defend and hold Licensor and the Property free and harmless from any and all liens, claims, damages or judgments arising out of any such work performed, materials, labor or equipment furnished, or obligations incurred by or on behalf of Hines in connection with its operations on the License Parcels. The indemnification obligations of Hines hereunder shall be absolute and unconditional and shall survive the expiration or sooner termination of this License Agreement. If Hines contracts for work which results in the imposition of any materialmens' or mechanics' liens for which either a payment bond does not exist, or neither the bonding company nor Hines voluntarily pay within ninety (90) days after receipt of written notice by Licensor, then Licensor shall have an unconditional right (but not an obligation) to extinguish any such encumbrances and to receive reimbursement from Hines for all costs incurred in extinguishing such encumbrances immediately upon written demand by Licensor.

         10. UTILITIES. Hines shall arrange to have all utilities servicing Hines' operations separately metered or billed to Hines, and Hines shall be responsible directly to the companies or persons providing the same. In the event such utilities are not separately billed, Hines shall pay its proportional share thereof on a monthly basis in amounts to be reasonably determined by Licensor and approved by Hines. Hines' allocated portion thereof shall be paid by Hines to Licensor within fifteen (15) business days after written demand therefor by Licensor.

         11. INSURANCE. At all times during the term hereof, Hines shall maintain, at its sole cost and expense, (i) customary and adequate worker's compensation insurance, and (ii) comprehensive general liability insurance insuring against any liability arising out of or in connection with the use, occupancy or maintenance of the License Parcels and the Personal Property located thereon by Hines. Such liability insurance shall have a single combined liability limit of not less than One Million Dollars ($1,000,000) for damage to property and a single combined liability limit of not less than Three Million Dollars ($3,000,000) for injury or death to persons; provided, that any umbrella coverage obtained by Hines shall be applicable to such minimum coverage limits. If Hines fails to obtain or maintain such insurance, Licensor, at Hines's cost and expense, shall have the right, but not the obligation, to obtain and/or maintain such insurance on behalf of Hines. Should Licensor obtain and/or maintain such insurance and should Hines fail to pay for the costs and expenses therefore, Licensor shall be entitled to receive reimbursement from Hines for all costs incurred in obtaining and/or maintaining such insurance immediately upon written demand by Licensor. The limit of any insurance referenced herein shall not limit the liability of Hines hereunder. Licensor and its lender shall be named as additional insured in all such policies (except the workers' compensation insurance) and the public liability insurance and property damage insurance shall insure performance by Hines of any indemnities provided for herein. All such insurance policies shall be obtained from reputable insurance companies properly licensed and accredited by the State of California with a rating of not less than B, Class VII in the most recent edition of Best's Insurance Guide and shall provide that Licensor shall be given thirty (30) days prior written notice by the applicable insurer in the event that either the insurers or Hines desires to cancel or modify such policies of insurance or such portions thereof. Hines shall provide Licensor with (i) written proof of such insurance prior to the effectiveness of this License Agreement, and (ii) written proof of renewal of all insurance required hereunder no later than five (5) days prior to expiration.

         12. RENT. Except as set forth in this Section 12 below, Hines shall not be responsible for paying Licensor any compensation, fees, costs, expenses or monies for the License.

                  12.01 PAYMENT OF COMPENSATION DURING EXTENSION TERMS. For purposes of this Section the Purchase Price for the Property under the Option Agreement shall be allocated between the Phase I Parcel, Phase II Parcel and the Phase III Parcel on a prorated basis allocated based upon the respective acreage contained in each Parcel.

                  (a) In the event that Hines elects to extend the Phase II Term pursuant to Section 3.02 above, Hines shall pay Licensor compensation for such extension in accordance with the terms of this subparagraph (a). If Hines occupies the Phase II Parcel after JULY 1, 2007, it shall pay as compensation to Licensor one-half (1/2) of the current taxes and assessments attributable to the Phase II Parcel from and after JULY 1, 2007 until the Phase II Term expires, as equitably prorated. Notwithstanding anything herein to the contrary, any assessments made by a special assessment district that are first imposed on the Property at or after the Close of Escrow shall be the sole responsibility of Licensor. Hines shall pay Licensor for its share of taxes and assessments no later than twenty (20) days prior to such taxes and assessments becoming delinquent. In addition, Hines shall pay Licensor a sum equal to the interest which could be earned on the amount of the Purchase Price allocated to the Phase II Parcel, at an interest rate equal to WALL STREET JOURNAL prime MINUS one percent (1%) with such interest commencing on JULY 1, 2006 through expiration of the Phase II Term. The interest payment hereunder shall paid by Hines to Licensor no later than the fifth (5th) day of each month in advance.

                  (b) In the event that Hines elects to extend the Phase III Term pursuant to Section 3.02 above, Hines shall pay Licensor compensation for such extension in accordance with the terms of this subparagraph (b). If Hines occupies the Phase III Parcel after JULY 1, 2008, it shall pay as compensation to Licensor one-half (1/2) of the current taxes and assessments attributable to the Phase III Parcel from and after JULY 1, 2008 until the Phase III Term expires, as equitably prorated. Notwithstanding anything herein to the contrary, any assessments made by a special assessment district that are first imposed on the Property at or after the Close of Escrow shall be the sole responsibility of Licensor. Hines shall pay Licensor for its share of taxes and assessments no later than twenty (20) days prior to such taxes and assessments becoming delinquent. In addition, Hines shall pay Licensor a sum equal to the interest which could be earned on the amount of the Purchase Price allocated to the Phase III Parcel, at an interest rate equal to WALL STREET JOURNAL prime MINUS one percent (1%) with such interest commencing JULY 1, 2007 through expiration of the Phase III Term. The interest payment hereunder shall paid by Hines to Licensor no later than the fifth (5th) day of each month in advance

                  12.02 PERSONAL PROPERTY TAXES. During the term of this License Agreement, Hines shall cause all taxes, assessments and other charges levied or imposed upon any of Personal Property. Hines shall at all times during the term hereof pay all such personal property taxes prior to delinquency.

                  12.03 LICENSOR PAYMENT OF TAXES. From and after the Close of Escrow under the Option Agreement Licensor shall be responsible for the payment of all real property taxes and assessments against the Property (subject to the right to receive partial payments from Hines as set for in Section 12.01 above. Should Licensor fail to pay said taxes and assessments prior to delinquency, Hines may pay such taxes and assessment and Hines shall be entitled to reimbursement for such payments (less Hines' share pursuant to Section 12.01 above) from Licensor within fifteen (15) days following written demand. In the event that Licensor does not reimburse Hines for such costs, Hines shall have the right to offset such amounts from any payments owing to Licensor hereunder in addition to pursuing any other remedies available at law or in equity.

         13. ASSIGNMENT/TRANSFER. During the term of this License Agreement Hines shall not voluntarily, involuntarily or by operation of law, directly or indirectly, assign, transfer, mortgage, pledge, hypothecate or encumber this License Agreement or any of its interest or right herein, and shall not let any person occupy or use the License Parcels or any portion thereof for any purposes whatsoever. In connection therewith, Hines hereby acknowledges the personal nature of the rights and privileges granted hereunder; provided, however, Hines may assign its interest to any subsidiary or parent of Hines without the prior consent of Licensor. In the event of any permitted assignment, Hines shall not be released from liability hereunder.

         14. MUTUAL INDEMNIFICATION.

                  (a) Hines hereby agrees to indemnify, defend and hold Licensor and its employees, agents, successors and assigns (collectively, "Licensor Indemnitees") harmless from and against any and all payments, expenditures, losses, damages, environmental clean up costs or claims (including remediation costs and contribution claims), liabilities, claims, causes of action, judgments, court costs, legal or other expenses (including reasonable attorneys' fees) of whatever kind or nature, whether direct or indirect, contingent or non-contingent, incurred or suffered by, or actually made against, any Indemnitee resulting from or arising out of or by reason of (i) Hines's use or occupancy of the License Parcels during the term of this License Agreement and/or the conduct and operation of Hines's plant nursery activities thereon or other things done, permitted or suffered by Hines in, on or about the License Parcels; or (ii) any breach, default or failure by Hines to fully perform in a timely fashion any of the covenants, obligations, agreements or other undertakings of Hines to be performed under the terms of this License Agreement. Hines's indemnification obligations shall not apply to matters arising from the negligence or willful misconduct of Licensor or any breach of this License Agreement by Licensor, nor shall this indemnification constitute a waiver of the release provisions in the Option Agreement. The indemnification obligations of Hines hereunder shall be absolute and unconditional, and shall survive the expiration or sooner termination of this License Agreement.

                  (b) Licensor hereby agrees to indemnify, defend and hold Hines and its employees, agents, successors and assigns (collectively, "Hines Indemnitees") harmless from and against any and all payments, expenditures, losses, damages, environmental clean up costs or claims (including remediation costs and contribution claims), liabilities, claims, causes of action, judgments, court costs, legal or other expenses (including reasonable attorneys' fees) of whatever kind or nature, whether direct or indirect, contingent or non-contingent, incurred or suffered by, or actually made against, any Indemnitee resulting from or arising out of or by reason of (i) Licensor's use or occupancy of the Property during the term of this License Agreement and/or the conduct and operation of Licensor's development activities thereon; or (ii) any breach, default or failure by Licensor to fully perform in a timely fashion any of the covenants, obligations, agreements or other undertakings of Licensor to be performed under the terms of this License Agreement. Licensor's indemnification obligations shall not apply to matters arising from the negligence or willful misconduct of Hines, or any breach of this License

Agreement by Hines. The indemnification obligations of Licensor hereunder shall be absolute and unconditional, and shall survive the expiration or sooner termination of this License Agreement.

         15. DEFAULTS.

                  15.01 BY HINES. In the event Hines fails to fully perform or satisfy any of Hines's covenants, agreements or undertakings contained herein in accordance with the terms hereof, and such failure is not cured within a period of ten (10) calendar days after written notice thereof is delivered to Hines, or in the event any such failure cannot be reasonably cured within such 10-day period, Hines fails to commence such cure within such 10-day period and diligently prosecute the same, Hines shall be in default hereunder. In the event of any such default, Licensor shall be entitled to: (i) terminate this License Agreement (subject to the provisions below), in which event Hines shall immediately cease its operations, vacate the License Parcels, and all rights and obligations of the parties under this License Agreement shall terminate except for any indemnification or other obligations expressly stated herein as surviving, which obligations shall survive and continue in full force and effect; (ii) cure such default and Hines shall be required to reimburse Licensor for the cost of remedying the default within ten (10) days following written demand, and all unpaid sums shall bear interest at the rate of ten percent (10%) per annum, and/or (iii) exercise any other remedies available to Licensor under this License Agreement, at law, or in equity. In the event that a default by Hines does not involve the payment of monies or possession of the Property beyond the expiration of the Phase II or Phase III Terms, as a condition to Licensor exercising its termination remedy, the parties agree to meet within ten
(10) days following written notice of default from Licensor and use good faith efforts to attempt to agree upon a reasonable cure for such default. In the event that the parties cannot agree upon a cure process for such default, the parties shall submit the matter to arbitration in accordance with Section 16 below and the arbitrator shall determine the appropriate cure for such default. After the arbitrator's determination of the appropriate cure process, then the time period for curing defaults under this Section shall commence.

                  15.02 BY LICENSOR. In the event Licensor fails to fully perform or satisfy any of Licensor's covenants, agreements or undertakings contained herein in accordance with the terms hereof, and such failure is not cured after a period of ten (10) calendar days after written notice thereof is delivered to Licensor, or in the event any such failure cannot be reasonably cured within such 10-day period, Licensor fails to commence such cure within such 10-day period and diligently prosecute the same, Licensor shall be in default hereunder. In the event of any such default, Hines shall cure such default and Licensor shall be required to reimburse Hines for the cost of remedying the default within ten (10) days following written demand, and all unpaid sums shall bear interest at the rate of ten percent (10%) per annum. In addition, Hines shall be entitled to exercise any remedies available to Hines under this License Agreement, at law, or in equity. Nothing herein shall modify the release in the Option Agreement.

         16. ARBITRATION OF DISPUTES. ANY CONTROVERSY BETWEEN THE PARTIES HERETO SHALL BE SUBMITTED TO ARBITRATION IN SOLANO COUNTY, CALIFORNIA, ON THE REQUEST OF EITHER PARTY. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, SHALL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF

THE AMERICAN ARBITRATION ASSOCIATION ("AAA"), AND WRITTEN NOTICE THEREOF SHALL BE GIVEN TO THE OTHER PARTY. ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY ARBITRATION PROCEEDING UNDER THIS PARAGRAPH. JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT HAVING JURISDICTION AND SHALL BE FINAL AND BINDING.

         NO PROVISION OF, NOR THE EXERCISE OF ANY RIGHTS UNDER THIS SECTION 16 SHALL LIMIT THE RIGHT OF ANY PARTY TO OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF, FROM A COURT HAVING JURISDICTION BEFORE, DURING, OR AFTER THE PENDENCY OF ANY ARBITRATION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF PROVISIONAL OR ANCILLARY REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE DISPUTE TO ARBITRATION.

         WHENEVER AN ARBITRATION IS REQUIRED, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THIS SECTION. WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF ANY DISPUTE IS GIVEN TO THE OTHER PARTY, THE PARTIES' SHALL ATTEMPT TO AGREE ON A MUTUALLY ACCEPTABLE ARBITRATOR. IN THE EVENT THE PARTIES ARE UNABLE TO SO AGREE WITHIN SUCH FIVE (5) DAY PERIOD, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE DISPUTED MATTER SHALL BE HEARD BY THE ARBITRATOR OR REFEREE SO APPOINTED NO LATER THAN TWENTY (20) DAYS AFTER SUCH APPOINTMENT. ARBITRATORS SHALL APPLY CALIFORNIA LAW AND BE BOUND BY PRECEDENT AND STATUTORY RULES AS THOUGH THEY WERE JUDGES SITTING IN A CALIFORNIA COURT. STATEMENTS OF ARBITRATION AWARDS SHALL BE IN WRITING. THE PARTIES SHALL BE ENTITLED IN ANY ARBITRATION HEREUNDER, TO SUCH RIGHTS OF DISCOVERY AS DETERMINED BY THE ARBITRATOR.

         IN THE EVENT OF ANY DISPUTE GOVERNED BY THIS SECTION, EACH OF THE PARTIES SHALL PAY ALL OF ITS OWN EXPENSES, AND, SUBJECT TO THE AWARD OF THE ARBITRATOR, SHALL PAY AN EQUAL SHARE OF THE ARBITRATORS' OR REFEREES' FEES. THE ARBITRATOR SHALL HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES (INCLUDING ATTORNEYS' FEES, ADMINISTRATIVE FEES, ARBITRATORS' FEES, AND COURT COSTS) TO THE PREVAILING PARTY.

         NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A

COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                  ___________________                _______________
                  Licensor's Initials                Hines' Initials

         17.      MISCELLANEOUS.

                  17.01 GOVERNING LAW. This License Agreement has been executed in Vacaville, California, and shall be governed by and construed in accordance with the laws of the State of California.

                  17.02 ATTORNEYS' FEES. In the event either party shall commence legal proceedings for the purpose of enforcing any provision or condition hereof, or interpreting their rights hereunder, or by reason of any breach arising under the provisions hereof, then the successful party in such proceedings shall be entitled to reasonable attorneys' fees to be determined by the Court.

                  17.03 INTEGRATION. Except as expressly stated herein, this License Agreement contains the entire agreement of the parties hereto, and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. Except as expressly stated herein, there are no representations, agreements, arrangements, or understandings, oral or written, relating to the subject matter which are not fully expressed herein. This License Agreement may be modified only by a writing signed by the party against whom it is sought to be enforced.

                  17.04 COUNTERPARTS. This License Agreement may be executed in counterparts and shall be fully effective and binding on all parties hereto, as if one or more copies thereof had been executed by all of the parties hereto, when all of the parties have executed counterparts hereof, even though no single counterpart has been executed by all of the parties hereto.

                  17.05 NOTICE. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic facsimile and shall be deemed received upon the earlier of
(i) if personally delivered, the date of delivery to the address of the person to receive such notice, (ii) if mailed, on the date of posting by the United States Post Office, or (iii) if given by electronic facsimile, when received by the other party.

         TO LICENSOR:                       Triad Communities, L.P.
                                            1095 Hiddenbrooke Parkway
                                            Vallejo, CA  94591
                                            Attn:  Fred Grimm
                                            Telephone:  (707) 557-1184
                                            Facsimile:  (707) 557-1187

                                            Triad Communities, L.P.
                                            2801 Alaskan Way, Suite 107
                                            Seattle, WA  98121
                                            Telephone:  (206) 374-0414
                                            Facsimile:  (206) 374-0415

         With copy to:                      Foster Pepper & Shefelman, PLLC
                                            1111 Third Avenue, Suite 3400
                                            Seattle, WA  98101-3299
                                            Attention:  Michael Kuntz, Esq.
                                            Telephone:  (204) 447-8959
                                            Facsimile:  (204) 749-1976

         TO HINES:                          Hines Nurseries, Inc.
                                            12621 Jeffrey Road
                                            Irvine, California  92620-2101
                                            Attention:  Claudia Pieropan
                                            Telephone:  (949) 559-4444
                                            Facsimile:  (949) 786-0968

         With a copy to:                    Rutan & Tucker, LLP
                                            611 Anton Boulevard, Suite 1400
                                            Costa Mesa, California  92626-1931
                                            Attention:  Randall M. Babbush, Esq.
                                                        Joseph L. Maga, Esq.
                                            Telephone:  (714) 641-3456
                                            Facsimile:  (714) 546-9035

         Notice of change of address shall be given by written notice in the manner described in this Section.

                  17.06 UNPAID AMOUNTS. In the event any reimbursement amounts due from one party to the other are not paid within ten (10) calendar days after written demand for payment, such amounts shall bear interest at the rate of ten percent (10%) per annum from the eleventh (11th) day after the date of written demand until paid.

                  17.07 WAIVER. Waiver by one party of the performance of any covenant, condition or promise shall not invalidate this License Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition, or promise hereunder. The waiver by either or both parties of the time for performing any act shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided by law or equity and the provisions of this License Agreement for any remedy shall not exclude other remedies unless they are expressly excluded.

                  17.08 CONSTRUCTION. As used in this License Agreement, the masculine, feminine, or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so indicates. This License Agreement shall be construed as a whole, the captions being for the convenience of the parties only and not intended to describe or define the provisions in the portions of the License Agreement to which they pertain.

                  17.09 FORCE MAJEURE. Neither Hines nor Licensor shall be liable to the other for failing to perform their respective obligations under this License Agreement if such performance is prevented by strikes, labor disputes, acts of God, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or by other similar causes or events beyond the reasonable control of the prevented party, if the prevented party notifies the other party of the existence of the cause or event within seventy-two (72) hours of its commencement, and if the prevented party thereafter uses reasonable diligence and good faith to overcome such cause or event to be able to resume performance.

                  17.10 NO RECORDATION. Neither this License Agreement nor any memorandum hereof shall be recorded without the prior written consent of Licensor, which consent may be withheld in its sole and absolute discretion.

                  17.11 SEVERABILITY. If any term, covenant, condition, or provision of this License Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  17.12 SUBORDINATION AND NON-DISTURBANCE. Hines agrees to subordinate this Agreement to any deed of trust or mortgage now or hereafter placed upon the Property and to all amendment, modifications and replacements thereof, on the condition that Hines' rights under this Agreement are not disturbed in any way. Upon ten (10) days prior written request of Licensor, Hines shall evidence in writing the subordination of its rights under this Agreement to the lien of any mortgage now or hereafter in force, upon receipt of a commercially reasonable non-disturbance agreement from such mortgagee. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage, or delivery of a deed-in-lieu of foreclosure Hines shall recognize such purchaser on the conditions set forth herein.

                  17.13 ESTOPPEL. Each party shall at any time within ten (10) days of written request of the other party, execute and deliver to the requesting party and their proposed lender or purchaser, a written certificate
(a) stating that to their actual knowledge this Agreement is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Agreement as so modified is in full force and effect);
(b) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of either party hereto, or specifying such defaults if any are claimed or known; (c) the responding party has no known offsets or claims against the enforcement of any of the provisions of this Agreement, or specifying any contrary claims; (d) acknowledging that the certificate is made to induce the proposed purchaser or a lender to consummate a transaction and that such purchaser and/or lender shall rely upon the truth of the statements made therein; and (e) confirming that the person executing the certificate is the duly authorized signatory for or on behalf of the responding party.

                  17.14 SUCCESSORS. Subject to Section 13 above, this License Agreement shall be binding on the successors and assigns of the parties hereto.

                  17.15 EXHIBITS. All Exhibits attached hereto shall be deemed a part of this License Agreement and are hereby incorporated herein by reference in full.

         IN WITNESS WHEREOF, the parties have duly executed this License Agreement as of the day and year first above written.

                                     HINES NURSERIES, INC.,
                                     a California corporation


                                     By:
                                        ----------------------------------------
                                           Claudia Pieropan
                                           Chief Financial Officer

                                     TRIAD COMMUNITIES, L.P.,
                                     a California limited partnership


                                     By:
                                        ----------------------------------------
                                           Its:
                                               ---------------------------------

                                   EXHIBIT "1"
                                   -----------

        SITE PLAN DEPICTING THE PHASE I, PHASE II AND PHASE III PROPERTY
        ----------------------------------------------------------------


                       (To be inserted prior to execution)



                                   EXHIBIT "1"
                                   -----------
                              TO LICENSE AGREEMENT

                                   EXHIBIT "2"
                                   -----------

                            DISCLOSURE TO HOME BUYERS
                            -------------------------


         The undersigned ("Buyer") has entered into that certain Purchase Agreement with ____________________________________ ("Seller") to buy Lot/Unit
________ of Tract No. __________ located in the City of Vacaville, County of Solano, State of California (the "Lot"). This Addendum shall supplement the terms of the Purchase Agreement.

         1. ADJACENT NURSERY OPERATIONS. Buyer acknowledges that its Lot is adjacent to or near an active nursery business, currently operated by Hines Nurseries, Inc. ("Hines"). Buyer agrees that construction of its residence near a nursery operation may result in nuisances, annoyances, and disturbances to Buyer, including without limitation, increased noise, high lighting levels, use of fertilizers and pesticides, and offensive odors. Buyer acknowledges that Hines shall be entitled to continue its current use of tractors, trucks, loading facilities, irrigation methods, fertilization, pesticides and spraying, without any interference, objection or liability to Buyer.

         2. BUYER INVESTIGATION. Before acquiring fee title to a Lot Buyer is advised to visit their Lot during operation hours for the nursery and during differing times of the day to personally determine whether the nuisances and disturbances from the nursery operations are acceptable to Buyer.

         3. RELEASE AND COVENANT NOT TO SUE. Buyer, by acceptance of a deed to a Lot, represents that they have considered the potential negative impacts of the nursery operations to persons and property and accepts all such potential negative impacts. In connection therewith, Buyer for themselves and on behalf of their family, guests, tenants, invitees and licensees (collectively, the "Releasing Parties") hereby agree to:

                  3.1 Forever waive, release and hold Seller and Hines and their respective successors and assigns (collectively, the "Released Parties") harmless from and against any impact, claim, cost, expenses, action, damage, liability, loss, nuisance, annoyance, disturbance or detriment to the Releasing Parties or the Lot that may in any way arise, now or in the future, as a result of such nursery operations;

                  3.2 Hold the Released Parties harmless from any claims, actions, lawsuits, or proceedings, by the guests, tenants, invitees or licensees of Buyer against any of the Released Parties arising in any way form the nursery operations;

                  3.3 Not oppose or object to in any way (verbal or written), directly or indirectly, to the continuation of such nursery operations and as material consideration, waives any right Buyer may have to oppose or object to the nursery operations; and

                  3.4 Not to bring any action, claim or proceeding of any kind to alter, modify, reduce, terminate or cease the nursery operations before any federal, state or local court, tribunal, governmental agency, entity or board or administrative agency.


                                   EXHIBIT "2"
                                   -----------
                              TO LICENSE AGREEMENT

         Buyer hereby expressly agrees that the foregoing waiver and relinquishment of rights and claims, known or unknown, suspected or unsuspected at the time of this signing, is given by the undersigned with full knowledge of the provisions of California Civil Code Section 1542 and with the intention that such waiver and relinquishment is intended to and shall extend to waive the benefits of the provisions of Section 1542, which reads as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                                            ________________
                                            BUYER'S INITIALS

         4. THIRD PARTY BENEFICIARY. Each of the parties hereto agrees that Hines shall be a third party beneficiary of rights and releases in this Addendum and shall have the right to enforce the terms and conditions of this Addendum in the event of any breach.

         5. SUCCESSORS AND ASSIGNS. Each and all of the terms, covenants, conditions and releases herein shall run with the Lot and shall inure to the benefit of and shall be enforceable by Hines and be binding upon the Lot, Buyer and all persons or entities having any interest in all or any portion of the Lot, together with their grantees, successors, assigns, lessees and mortgagees. Each party acknowledges that at the request of Hines, the terms of this Addendum may be required to be included in the grant deed conveying the Lot to Buyer.

         6. INTERPRETATION OF LEGAL DOCUMENTS. Sales representatives of Seller are not authorized to explain, interpret or modify any of the legal documents covering or pertaining to the purchase of the Lot including, without limitation, this Addendum.

         7. NO REPRESENTATION. No salesman, employee or agent has the authority to make any representation or warranty to Buyer which contradict the matters contained in this Addendum. Buyer acknowledges that no representation or warranty has been made on which Buyer has relied in connection with the purchase of the Lot.

         8. INCONSISTENCY WITH PURCHASE AGREEMENT. In the event of any inconsistency between this Addendum and the Purchase Agreement, the terms of this Addendum shall control.\

         9. COUNTERPARTS. This Addendum may be executed in several counterparts, and all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

         BY SIGNING BELOW, THE UNDERSIGNED BUYER ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE FOREGOING DISCLOSURE AND RELEASE, AND AGREES TO BE BOUND BY ITS TERMS.

BUYER(S):                                      SELLER:

                                               ---------------------------------
                                               a
--------------------------------------           -------------------------------
Buyer                            Date
                                               By:
                                                  ------------------------------
                                                  Its:
--------------------------------------
Buyer                            Date
                                               By:
                                                  ------------------------------
                                                                            Date
                                               Its:
                                                   -----------------------------

                                   EXHIBIT "3"
                                   -----------

                   LIST OF THE PARTIES' RESPECTIVE OBLIGATIONS
                   -------------------------------------------
                             REMOVAL FOR EACH PHASE
                             ----------------------


                  (MAP DATED JULY 25, 2002 to be inserted prior
                     to execution of the Option Agreement)

                             MAP DATED JULY 25, 2002



                                   EXHIBIT "3"
                                   -----------
                              TO LICENSE AGREEMENT

                                   EXHIBIT "F"
                                   -----------

                  GENERAL ASSIGNMENT OF CONTRACTS, AGREEMENTS,
                  --------------------------------------------
                     PLANS, PERMITS, LICENSES, AND APPROVALS
                     ---------------------------------------


         THIS GENERAL ASSIGNMENT OF CONTRACTS, AGREEMENTS, PLANS, PERMITS, LICENSES, AND APPROVALS ("Assignment") is made and entered into as of April 1, 2003, by and between HINES NURSERIES, INC., a California corporation ("Assignor"), and TRIAD COMMUNITIES, L.P., a California limited partnership ("Assignee").

                                 R E C I T A L S
                                 ---------------

         A. Pursuant to that certain Option Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of April __, 2003 ("Option Agreement"), Assignee will acquire title to that certain real property in an unincorporated area of the County of Solano, California, legally described on the attached EXHIBIT "A" (the "Property").

         B. Assignor has agreed in connection with the conveyance of the Property to assign its interest in any contracts, agreements, warranties, guaranties, indemnities, entitlements, plans, permits, licenses, operating contracts, surveys, plans and specifications, governmental approvals, entitlements, authorizations, agreements with any utility companies, and all management, service, supply and maintenance contracts and agreements, contract rights and benefits, documents, insurance policies, and any other agreements, permits or other contractual arrangements of any nature whatsoever, whether written or verbal, now or hereafter obtained or entered into by Assignor with respect to the development, entitlement, ownership, operation, maintenance or administration of the Property, including, without limitation, all warranties and guaranties covering any equipment, fixtures or improvements now or hereafter located on or placed upon the Property and approvals to the extent assignable and which Assignor may have or control in connection with the Property, (collectively "Property Rights"). Nothing herein shall constitute an assignment of Assignors rights to continue to operate the nursery on the Property in accordance with the terms of the License Agreement.

         C. Assignor desires to assign to Assignee all of its right, title and interest in and to the Property Rights. Any initially capitalized terms not separately defined herein shall have the meaning set forth in the Option Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. ASSIGNMENT OF PROPERTY RIGHTS.

         1.1 ASSIGNMENT. As of the Effective Date, Assignor hereby assigns to Assignee (to the extent assignable), without representation or warranty, all of Assignor's right, title and interest in and to the Property Rights relating to the Property which Assignor may hold, if any. Assignor makes no representation or warranty as to the assignability, existence, effectiveness, or validity of any Property Rights. Assignee and Assignor shall reasonably cooperate to attempt to obtain any consents necessary to transfer and/or assign the contracts,


                                   EXHIBIT "F"
                                   -----------
                               TO OPTION AGREEMENT
agreements, plans, permits, entitlements, licenses and approvals described in this Assignment. However, Assignor shall not be required to incur any material out-of-pocket costs in connection with same.

         1.2 INDEMNITY . Assignee agrees to indemnify, defend, and hold Assignor harmless from and against any claims, actions, proceedings, penalties, damages, defaults, breaches, liabilities or obligations, including attorneys' fees, arising from or relating to the Property Rights accruing after the Effective Date. Assignee's indemnity and defense obligations hereunder shall become effective on the Effective Date regardless of the date that any or all of the necessary consents and approvals to the assignments and transfers hereunder is obtained. Assignor agrees to indemnify, defend, and hold Assignee harmless from and against any claims, actions, proceedings, penalties, damages, defaults, breaches, liabilities or obligations, including attorneys' fees, arising from or relating to the Property Rights accruing prior to the Effective Date.

         1.3 AS-IS. Assignor makes the foregoing assignments, conveyances and transfers on an "AS-IS" basis, without representation or warranty of any kind, except as set forth in the Option Agreement, either express or implied, with respect to any such rights or property, the effectiveness or validity thereof, or Assignee's rights to utilize and rely upon the Property Rights. Assignor shall, at no cost or liability to Assignor, execute such other instruments as Assignee may hereafter reasonably request in order to confirm the foregoing assignments.

         1.4 EFFECTIVE DATE. The "Effective Date" of this Assignment shall be the date of recordation of a grant deed conveying to Assignee fee simple interest in and to the Property described in EXHIBIT "A".

         1.5 LICENSE AGREEMENT. Nothing herein shall in any way limit Assignor's rights under the License Agreement by and between the parties hereto dated concurrently herewith.

2.       MISCELLANEOUS

         2.1 ATTORNEYS' FEES. In any action or proceeding between the parties hereto concerning or arising out of this Agreement, the prevailing party in such action shall be entitled to have and to recover from the other party its reasonable attorneys' fees, expert witness fees, consultant fees and other reasonable expenses incurred in connection with such action or proceeding, in addition to its recoverable court costs, at trial and on any appeal.

         2.2 INUREMENT. This Assignment shall inure to the benefit of Assignor and Assignee and their respective heirs, assigns and successors in interest.

         2.3 GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

         2.4 COUNTERPARTS. This Assignment and any documents required to be executed by the parties hereunder may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         2.5 INCONSISTENCIES. In the event of any inconsistencies between this Assignment and the Option Agreement, the terms of this Assignment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

                                      HINES NURSERIES, INC.,
                                      a California corporation


                                      By:
                                         ---------------------------------------
                                           Claudia Pieropan,
                                           Chief Financial Officer

                                                                      "Assignor"


                                      TRIAD COMMUNITIES, L.P.,
                                      a California limited partnership


                                      By:
                                         ---------------------------------------
                                            Its:
                                                --------------------------------

                                                                      "Assignee"

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION
                                -----------------


         That certain real property situated in the County of Solano, State of California described as follows:



                                   EXHIBIT "A"
                                   -----------
                       TO GENERAL ASSIGNMENT OF CONTRACTS,
                      AGREEMENTS, PLANS, PERMITS, LICENSES
                                  AND APPROVALS

                                   EXHIBIT "G"
                                   -----------

                           LIST OF HAZARDOUS MATERIALS
                           ---------------------------


AGRI-MYCIN 17                                         PYRENONE
ALIETTE WDG                                           REGAL RONSTAR
AVIDO.15                                              ROUNDUP PRO
BANNER MAXX                                           ROUT
BARRICADE 65 WDG                                      SCYTHE
BARRICADE 4FL                                         SNAPSHOT 2.5
BOND                                                  STIRRUP-M
CHAMP 2FLO                                            STRIKE
CHIPCO 26 GT                                          SUBDUE MAXX
CHIPCO 26019                                          SURFLAN A/S
CLEARY 3336                                           SYLGARD 309
CORRAL 2.68                                           SYSTEC 1998
DACONIL W.STK                                         SYSTHANE WSP
DEADLINE MPS                                          TALSTAR T/O
DEADLINE T&O                                          TALSTAR CA
DEVRINOL 50 DF                                        TEMPO 20 WP
DEVRINOL 50 DF (AG)                                   TERRACOLOR 75
DIAZINON AG600 WBC                                    TURCAM
DIPEL2X                                               ULTRA FINE OIL
DITRAK CAKE                                           ZEROTOL
DURSBAN 50W
DURSBAN TNP                                           APEX FERTILIZER
FLORAMITE                                             ALUMINUM SULFATE
FORE T/O RAIN.                                        OSMOCOTE FERTILIZER
GALLERY 75 DF
GNATROL
GOAL 2XL
HERITAGE
HEXYGON
MALATHION 55
MAVRIK A/F
MEASUROL 75 W
METHALDEHIDE 7.5
NO FOAM B
OH-2
ORTHENE T/O 97
PCNB 75% \
PENDULUM WDG
PENTAC A/F
PHYTON 27
PRE-PAIR



                                   EXHIBIT "A"
                                   -----------
                       TO GENERAL ASSIGNMENT OF CONTRACTS,
                      AGREEMENTS, PLANS, PERMITS, LICENSES
                                  AND APPROVALS

                                   EXHIBIT "H"
                                   -----------

                              MEMORANDUM OF OPTION
                              --------------------

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Triad Communities, L.P.

------------------------------------

------------------------------------
Attn:
       -----------------------------

================================================================================
                                                (Space Above For Recorder's Use)


                              MEMORANDUM OF OPTION
                              --------------------


         This Memorandum of Option ("Memorandum") is executed in connection with that certain Option contained in that certain Option Agreement dated as of _________, 2003 ("Agreement"), by and between TRIAD COMMUNITIES, L.P., a California limited partnership ("Optionee") and HINES NURSERIES, INC., a California corporation ("Optionor"), relating to certain real property, described as the "Property" in the Agreement, which is more particularly described in EXHIBIT "A" attached hereto and incorporated herein by this reference.

         For good and valuable consideration, Optionor grants to Optionee an option to purchase the Property at a price and under the terms and conditions specifically set forth in the Agreement. Unless terminated earlier in accordance with the terms and conditions of the Agreement, Optionor must exercise its Option on or before MARCH 1, 2005, in accordance with the provisions of the Agreement.

                                   HINES NURSERIES, INC.,
                                   a California corporation


                                   By:
                                      ------------------------------------------
                                         Claudia Pieropan
                                         Its:  Chief Financial Officer

                                   Date:
                                        ----------------------------------------

                                                                      "Optionor"


                       [Signatures continued on next page]


                                   EXHIBIT "H"
                                   -----------
                               TO OPTION AGREEMENT

                   [Signatures continued from preceding page]


                                    TRIAD COMMUNITIES, L.P.,
                                    a California limited partnership


                                    By:
                                       -----------------------------------------
                                          Its:
                                              ----------------------------------

                                    Date:
                                         ---------------------------------------

                                                                      "Optionee"

                                   EXHIBIT "A"
                                   -----------

                                 OPTION PROPERTY
                                 ---------------


                     [To be attached prior to recordation.]



                                   EXHIBIT "A"
                                   -----------
                             TO MEMORANDUM OF OPTION